As filed with the Securities and Exchange Commission on February 11, 2003

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

        DELAWARE                  IVOICE, INC.                52-1750786
    (State or Other                 (Name of               (I.R.S. Employer
     Jurisdiction of             Registrant in            Identification No.)
      Incorporation               Our Charter)
    or Organization)

     750 HIGHWAY 34                   7373                JEROME R. MAHONEY
MATAWAN, NEW JERSEY 07747      (Primary Standard            750 HIGHWAY 34
     (732) 441-7700                Industrial          MATAWAN, NEW JERSEY 07747
(Address and telephone           Classification             (732) 441-7700
  number of Principal             Code Number)            (Name, address and
   Executive Offices                                        telephone number
     and Principal                                        of agent for service)
   Place of Business)

                                   Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
           (305) 539-3300                              (305) 539-3300
   Telecopier No.: (305) 358-7095              Telecopier No.: (305) 358-7095

        Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                               PROPOSED      PROPOSED
                                                                MAXIMUM       MAXIMUM
                                                               OFFERING      AGGREGATE    AMOUNT OF
        TITLE OF EACH CLASS OF             AMOUNT TO BE          PRICE       OFFERING    REGISTRATION
     SECURITIES TO BE REGISTERED            REGISTERED       PER SHARE (1)   PRICE (1)      FEE
------------------------------------------------------------------------------------------------------
Class A common stock, par value
$0.001 per share                       5,000,000,000 shares    $0.001       $5,000,000      $460.00
------------------------------------------------------------------------------------------------------
TOTAL                                  5,000,000,000 shares    $0.001       $5,000,000      $460.00
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of February 10, 2003.

                                   ----------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                Subject  to  completion, dated February 11, 2003

                                  IVOICE, INC.
                  5,000,000,000 SHARES OF CLASS A COMMON STOCK

        This prospectus relates to the sale of up to 5,000,000,000 shares of iVoice's Class A common stock by certain persons who are, or will become, stockholders of iVoice. Please refer to "Selling Stockholders" beginning on page
10. iVoice is not selling any shares of Class A common stock in this offering and therefore will not receive any proceeds from this offering. iVoice will, however, receive proceeds from the sale of Class A common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. iVoice has agreed to allow Cornell Capital Partners, L.P. to retain 5% of the proceeds raised by us under the Equity Line of Credit.

        The shares of Class A common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of Class A common stock. On January 15, 2003, the last reported sale price of our Class A common stock was $0.0011 per share.

        The selling stockholder consists of Cornell Capital Partners, who intends to sell up to 5,000,000,000 shares of Class A common stock.

        Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A common stock under the Equity Line of Credit. Cornell Capital Partner, L.P. will pay a net purchase price of 86% of iVoice's market price as calculated in the Equity Line of Credit Agreement.

        iVoice has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 500,000 shares of iVoice's Class A common stock.

        Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

        PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.

        With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of Class A common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

        THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2003.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................9
USE OF PROCEEDS...............................................................12
DILUTION......................................................................13
EQUITY LINE OF CREDIT.........................................................14
PLAN OF DISTRIBUTION..........................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................18
DESCRIPTION OF BUSINESS.......................................................25
MANAGEMENT....................................................................31
DESCRIPTION OF PROPERTY.......................................................35
LEGAL PROCEEDINGS.............................................................35
PRINCIPAL STOCKHOLDERS........................................................36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................37
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
  EQUITY AND OTHER STOCKHOLDER MATTERS........................................38
DESCRIPTION OF SECURITIES.....................................................43
EXPERTS.......................................................................46
LEGAL MATTERS.................................................................46
HOW TO GET MORE INFORMATION...................................................46
FINANCIAL STATEMENTS.........................................................F-1


--------------------------------------------------------------------------------

        Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

        iVoice, Inc. designs, manufactures, and markets innovative computerized telephony communications systems and software incorporating speech recognition technology that streamlines the call handling process. Our speech recognition software products enables users to communicate more effectively and efficiently through the integration of speech recognition into their traditional office telephone systems with call handling applications such as automated attendant, voice mail, unified messaging, and interactive voice response, or "IVR." Our products are designed to be "people oriented," with features that can be readily used without special training or manuals. Our principal speech recognition applications, Speech-enabled Auto Attendant, iVoiceMail, Unified Messaging, and iVoice IVR, incorporate this philosophy. Except for iVoice IVR, which is generally sold directly to end users due to required customization, iVoice markets and promotes its speech enabled products through telephony reseller channels and telephone equipment manufacturer distributor networks. This allows iVoice to leverage those resellers' existing customer bases. We may, however, sell direct to end users in geographic locations where an existing dealer relationship does not exist.

        We recently announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

                                    ABOUT US

        Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                                  THE OFFERING

        This offering relates to the sale of Class A common stock by certain persons who are, or will become, stockholders of iVoice. The selling stockholder consists of Cornell Capital Partners, who intends to sell up to 5,000,000,000 shares of Class A common stock.

        Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of Class A common stock for a total purchase price of $5.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $225,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. Cornell Capital Partners, L.P. will purchase the shares of Class A common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of Class A common stock to be issued under the Equity Line of Credit.

        iVoice has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 500,000 shares of iVoice's Class A common stock.


CLASS A COMMON STOCK OFFERED             5,000,000,000    shares   by    selling
                                         stockholders

OFFERING PRICE                           Market price

CLASS A COMMON STOCK OUTSTANDING         573,590,263  shares  of  Class A common
  BEFORE THE OFFERING(1)                 stock

CLASS B COMMON STOCK OUTSTANDING         2,406,801  shares  of  Class  B  common
  BEFORE THE OFFERING                    stock  (which  are   convertible   into
                                         4,813,602,000  shares of Class A common
                                         stock)

USE OF PROCEEDS                          We will not receive any proceeds of the
                                         shares    offered   by   the    selling
                                         stockholders.  Any  proceeds we receive
                                         from  the  sale of the  Class A  common
                                         stock  under the Equity  Line of Credit
                                         will be used for sales  and  marketing,
                                         research  and  development  and general
                                         working capital  purposes.  See "Use of
                                         Proceeds."

RISK FACTORS                             The securities offered hereby involve a
                                         high  degree  of  risk  and   immediate
                                         substantial    dilution.    See   "Risk
                                         Factors" and "Dilution."


--------

(1) Excludes options and warrants to purchase 13,449,343 shares of Class A common stock, Class B common stock convertible into 4,813,602,000 shares of Class A common stock, debentures convertible into 366,212,814 shares of Class A common stock (at an assumed conversion price of $0.00065 per share) and up to 5,000,000,000 shares of Class A common stock to be issued under the Equity Line of Credit.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                                    FOR THE NINE      FOR THE NINE     FOR THE YEAR
                                                    MONTHS ENDED      MONTHS ENDED         ENDED
                                                    SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,
                                                        2002              2001             2001
                                                    -------------     -------------    -------------
STATEMENT OF OPERATION DATA:
Sales, net                                          $    458,353      $    303,948    $    425,948
Cost of sales                                            139,774           130,279         167,229
Gross profit                                             318,579           173,669         258,719
Selling, general and administrative expenses           1,621,298         2,256,278       3,035,992
Loss from operations                                 (1,302,719)       (2,082,609)     (2,777,273)
Net loss                                            $(1,660,638)      $(2,542,906)    $(3,447,434)

Loss per share - basic and diluted                  $     (0.01)      $     (0.02)    $     (0.03)

                                                                      SEPTEMBER 30,    DECEMBER 31,
                                                                           2002            2001
BALANCE SHEET DATA:

Cash and cash equivalents                                             $    316,982    $     85,543
Accounts receivable, net                                                    55,087          37,284
Inventory                                                                   12,463          20,586
Prepaid expenses and other current assets                                    6,182         331,361
Total current assets                                                       390,714         474,774
Property and equipment, net                                                 79,409         106,585
Other receivable                                                            67,650          67,650
Software license costs, net                                                190,400         272,000
Intangible assets, net                                                     263,016         306,726
Deposits and other assets                                                   11,724          13,900
   Total assets
                                                                      $  1,002,915    $  1,241,635
Accounts payable and accrued expenses                                      275,469       1,454,055
Capital leases payable - current                                            23,390          35,018
Due to related parties                                                   2,009,822         806,419
Convertible debentures                                                     314,317         359,800
Billings in excess of estimated costs of
  uncompleted contracts                                                     24,313          43,617
Total current liabilities                                                2,803,858       2,698,909
Long-term debt                                                                   -          13,928
Total liabilities                                                        2,803,858       2,712,837
Common stock                                                             1,252,014       1,175,314
Additional paid-in capital                                              11,067,350      10,568,103
Subscriptions receivable                                                         -       (783,750)
Treasury stock                                                            (28,800)              --
Accumulated deficit                                                   (14,091,507)    (12,430,869)
Total stockholders' deficiency                                          (1,800,943     (1,471,202)
Total liabilities and stockholders' deficiency                        $  1,002,915       1,241,635

                                       3

                                  RISK FACTORS

        iVoice is subject to various risks that may materially harm its business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR CLASS A COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR CLASS A COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

        We have historically lost money. In the nine months ended September 30, 2002 and the year ended December 31, 2001, we had net losses of $(1,660,638) and $(3,447,434), respectively, and $(0.01) or $(0.03) per share, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations are not profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

        We have relied on significant external financing to fund our operations. Such financing has historically come from a combination of borrowings and sale of securities from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing may be required to cover our operating costs.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS

        Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the year ended December 31, 2001 financial statements, which states that iVoice had losses and negative cash flows from operations for the years ended December 31, 2001 and 2000 and as of those dates had negative working capital which raises substantial doubt about its ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for six months with the cash currently on hand.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON SEPTEMBER 30, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES ON THAT DATE

        We had a working capital deficit of $2,413,144 at September 30, 2002, which means that our current liabilities exceeded our current assets on September 30, 2002 by $2,413,144. Current assets are assets that are expected to be converted into cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on September 30, 2002 were not sufficient to satisfy all of our current liabilities on that date.

THE VOICE-RECOGNITION BUSINESS IS IN ITS INFANCY

        Our prospects are subject to the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These difficulties include the following:

        o substantial delays and expenses related to testing and developing of our new products;

        o marketing and distribution problems encountered in connection with our new and existing products and technologies;

        o    competition from larger and more established companies;

        o    delays in reaching our marketing goals;

        o difficulty in recruiting qualified employees for management and other positions;

        o    lack of sufficient customers, revenues and cash flow; and

        o    limited financial resources.

        We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our business will suffer and our stock price could decline.

THE PRICE OF OUR STOCK MAY BE AFFECTED BY A LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

        Prior to this offering, there has been a limited public market for our Class A common stock and there can be no assurance that an active trading market for our stock will develop. An absence of an active trading market could adversely affect our stockholders' ability to sell our Class A common stock in short time periods, or possibly at all. Our Class A common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A common stock to fluctuate substantially.

OUR TECHNOLOGIES AND PRODUCTS COULD CONTAIN DEFECTS OR OTHERWISE NOT WORK AS EXPECTED. WE MAY INCUR SIGNIFICANT EXPENSES IN ATTEMPTING TO CORRECT THESE DEFECTS OR IN DEFENDING LAWSUITS OVER ANY SUCH DEFECTS

        Voice-recognition products are not currently accurate in every instance, and may never be. Furthermore, we could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. We may incur significant expenses to correct such defects. Clients who are not satisfied with our products or services could bring claims against us for substantial damages. Such claims could cause us to incur significant legal expenses and, if successful, could result in the plaintiffs being awarded significant damages.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO COMPETE AGAINST COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN WE DO

        The call-processing and voice-recognition industries are highly competitive, and we believe that this competition will intensify. The segment of the voice-recognition industry that supplies call-processing systems to businesses is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, greater name recognition or larger client bases than we do. For example, industry analysts recognize Nuance Communications, Inc. and SpeechWorks International, Inc. as the market leaders. Customers of Nuance include American Airlines, Bell Atlantic, Charles Schwab, Sears and UPS. Nuance offers products through industry partners, platform providers, and value-added resellers around the world. Corporate investors in Nuance include Cisco Systems, Intel, Motorola, SAIC, Siebel Systems, SRI International, Sun Microsystems, and Visa International. SpeechWorks customers include America Online, First Union National Bank, Microsoft, Thrifty Car Rental and United Airlines.

OUR SUCCESS IS HIGHLY DEPENDANT UPON OUR ABILITY TO PROTECT OUR TRADEMARKS AND PROPRIETARY RIGHTS

        To succeed, we will need to protect our intellectual property rights. To date, we have filed ten patent applications for internally developed applications. No assurances can be given that these patent applications will be approved. To maintain the confidentiality of our trade secrets, we require our employees, consultants, and distributors to enter into confidentiality agreements, but these agreements afford us only limited protection and can be time-consuming and expensive to obtain and maintain. Monitoring for unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we have taken will be effective to prevent unauthorized use. We may have to litigate to enforce our trade secrets. Such lawsuits, regardless of their merits, would likely be time consuming and expensive and would divert managements' time and attention away from our business.

OUR SOLE DIRECTOR CONTROLS A SIGNIFICANT PERCENTAGE OF STOCK

        As of January 15, 2003, Jerome R. Mahoney, our President, Chief Executive Officer and sole director, owned approximately 89.4% of our outstanding shares of shares of our Class A common stock (assuming the conversion of outstanding shares of Class B common stock and debt into shares of Class A common stock). Mr. Mahoney is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership, which is not subject to any voting restrictions, could limit the price that investors might be willing to pay for our Class A common stock. In addition, Mr. Mahoney is in a position to impede transactions that may be desirable for other stockholders. He could, for example, make it more difficult for anyone to take control of us.

WE  ARE  IN  BREACH  OF  OBLIGATIONS  RELATING  TO OUR  12%  SENIOR  CONVERTIBLE
DEBENTURES

        Holders of our 12% senior convertible debentures have told us that we have breached a number of the terms of the debentures and the related registration rights agreement and security agreement. Breach of the terms of the debentures could result in the following: (i) a 20% increase in the principal amount of the debentures; (ii) an increase in the debentures' annual interest rate to 15% commencing seven days after the date of default through the date that the debentures are converted or repaid; and (iii) the debentures immediately becoming due in full. Additionally, we have not registered the shares issuable upon conversion of the debentures. This could result in our being required to pay liquidated damages of 2.5% per month of the principal amount of the debentures from November 7, 1999, the date on which we were required to register the shares. These increased interest amounts and liquidating damages have not been accrued and do not appear on our financial statements. We anticipate having to issue additional shares to settle the debenture holders claims arising from the default on the 12% senior convertible debentures.

        We have settled with one previous holder of debentures regarding the interest and penalties demanded by this former holder. As part of this settlement, we issued 450,000 shares of our Class A common stock to this former holder in full satisfaction of its claims.

        We are endeavoring to settle with the remaining debenture holders. If we are unable to do so, we may be forced to pay the debenture holders amounts substantially in excess of our original obligations under the debentures.

OUR CLASS A COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

        Our Class A common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our Class A common stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

        o    With a price of less than $5.00 per share;

        o    That are not traded on a "recognized" national exchange;

        o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

        o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

        Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

        Our success largely depends on the efforts and abilities of key executives and consultants, including Jerome R. Mahoney, our Chief Executive Officer and President, and Kevin Whalen, our Chief Financial Officer. The loss of the services of either Mr. Mahoney or Mr. Whalen could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We presently maintain a $5,000,000 key-man term life insurance policy on Mr. Mahoney.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

        Sales of our common stock in the public market following this offering could lower the market price of our Class A common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 573,590,263 shares of Class A common stock outstanding as of January 15, 2003, 543,713,999 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 29,876,264 shares of Class A common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

        In addition, we have outstanding options and warrants to purchase up to 13,449,343 shares of our Class A common stock, Class B common stock convertible into 4,813,602,000 shares of Class A common stock and debentures convertible into 366,212,814 shares of Class A common stock.

        Upon issuance of the maximum number of shares being registered under the Equity Line of Credit, there will be an additional 5,000,000,000 shares of Class A common stock outstanding. All of these shares of Class A common stock may be resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

        The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE  INVESTOR   UNDER  THE  EQUITY  LINE  OF  CREDIT  WILL  PAY  LESS  THAN  THE
THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

        The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

        The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 5,000,000,000 shares of Class A common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

        The significant downward pressure on the price of our Class A common stock caused by the sale of material amounts of Class A common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR CLASS A COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

        Before this offering, our Class A common stock has traded on the Over-the-Counter Bulletin Board. Our Class A common stock is thinly traded compared to larger more widely known companies. Thinly traded Class A common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

        The price in this offering will fluctuate based on the prevailing market price of the Class A common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

        We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL

       We are registering 5,000,000,000 shares of Class A common stock in this offering. These shares represent 89.7% of our outstanding Class A common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice by electing its or their own directors.

        ON OCTOBER 15, 2002, STOCKHOLDERS APPROVED A CHANGE IN THIS CONVERSION PRICE OF OUR CLASS B COMMON STOCK HELD BY MR. MAHONEY, OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER. PURSUANT TO THIS CHANGE, THE NUMBER OF SHARES OF CLASS A COMMON STOCK TO BE RECEIVED BY MR. MAHONEY UPON CONVERSION OF CLASS B COMMON STOCK WILL BE GREATER AS THE PRICE OF OUR CLASS A COMMON STOCK DECLINES. THIS WILL RESULT IN GREATER DILUTION TO OUR EXISTING AND FUTURE SHAREHOLDERS (EXCLUDING MR. MAHONEY, WHO WILL NOT EXPERIENCE DILUTION WITH RESPECT TO HIS CLASS B COMMON STOCK DUE TO THE CHANGE IN CONVERSION PRICE).

        On October 15, 2002, our stockholders approved a Change in This Conversion Price of Our Class B Common Stock held by Mr. Mahoney, our President and Chief Executive Officer. As a result of this change, the Class B common stock in convertible into the number of shares of Class A common stock determined by dividing the number of Class B common stock being converted by 50% of the lowest price that iVoice had previously issued its Class A common stock. Previously, each share of Class B common stock was convertible in to 100 shares of class A common stock. Accordingly, the number of shares of Class A common stock to be received by Mr. Mahoney upon the conversion of the Class B common stock will be greater as the price of the Class A common stock declines. This will result in greater dilution to our existing and future stockholders because iVoice will be obligated to issue a greater number of shares of Class A common stock upon conversion of the Class B common stock than under the prior conversion price. Mr. Mahoney will not experience such dilution with respect to his Class B common stock because the conversion price will decline as the price of the Class A common stock declines.

                           FORWARD-LOOKING STATEMENTS

        Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

        This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

        The  following   table  presents   information   regarding  the  selling
stockholder. The selling stockholder has not held a position or office, or had any other material relationship, with iVoice, except as follows:

        o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit and has outstanding loans to iVoice in the aggregate amount of $179,671 as of January 15, 2003, which is evidenced by promissory notes. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors. A brief description of the Equity Line of Credit and the promissory notes is set forth below:

             Pursuant to the Equity Line of Credit, dated as of February 2003, iVoice may, at its discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of Class A common stock for a total purchase price of $5.0 million. The amount of each advance is subject to an aggregate maximum advance amount of $225,000 in any thirty-day period, provided that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. Cornell Capital Partners, L.P. will purchase the shares of Class A common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of Class A common stock to be issued under the Equity Line of Credit.

             In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

        The table follows:

                                                                   PERCENTAGE
                                                                       OF
                                      PERCENTAGE                   OUTSTANDING                 PERCENTAGE
                                          OF                         SHARES                        OF
                                      OUTSTANDING     SHARES TO      TO BE                     OUTSTANDING
                       SHARES           SHARES           BE         ACQUIRED       SHARES        SHARES
                    BENEFICIALLY     BENEFICIALLY     ACQUIRED        UNDER         TO BE      BENEFICIALLY
                       OWNED            OWNED         UNDER THE     THE LINE       SOLD IN        OWNED
     SELLING          BEFORE           BEFORE          LINE OF         OF            THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING         CREDIT      CREDIT (1)      OFFERING      OFFERING
----------------  --------------     ------------    -----------  ------------    ----------   ------------
Cornell Capital
  Partners, L.P.           --            0.0%       5,000,000,000     89.7%     5,000,000,000       0.0%
                                         ----       -------------     -----     -------------       ----

Total                      --            0.0%       5,000,000,000     89.7%     5,000,000,000       0.0%
                                         ====       =============     =====     =============       ====

----------
*  Less than 1%.

(1) Applicable percentage of ownership is based on 573,590,263 shares of Class A common stock outstanding as of January 15, 2003, together with securities exercisable or convertible into shares of Class A common stock within 60 days of January 15, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to securities exercisable or convertible into shares of Class A common stock that are currently exercisable or exercisable within 60 days of January 15, 2003 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                 USE OF PROCEEDS

        This prospectus relates to shares of our Class A common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A common stock in this offering. However, we will receive the proceeds from the sale of shares of Class A common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital will also retain 5% of each advance.

        For illustrative purposes, iVoice has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $15,000, plus the 5% retainage.

        GROSS PROCEEDS                        $2,500,000       $5,000,000

        NET PROCEEDS                          $2,360,000       $4,735,000

        USE OF PROCEEDS:                          AMOUNT           AMOUNT
        ------------------------------------------------------------------

        Sales and marketing                     $800,000       $1,550,000
        Research and development                $580,000       $1,100,000
        General Working Capital                 $980,000       $2,085,000
                                           -------------    -------------
        TOTAL                                 $2,360,000       $4,735,000
                                           =============    =============

                                    DILUTION

        The net tangible book value of iVoice as of September 30, 2002 was ($2,254,359) or ($0.0098) per share of Class A common stock. Net tangible book value per share is determined by dividing the tangible book value of iVoice (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to iVoice, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.001 per share.

        If we assume that iVoice had issued 5,000,000,000 shares of Class A common stock under the Equity Line of Credit at an assumed offering price of $0.001 per share (I.E., the maximum number of shares being registered in this offering, less a retention fee of $250,000 and offering expenses of $15,000, our net tangible book value as of September 30, 2002 would have been $2,480,641 or $0.0005 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.01 per share and an immediate dilution to new stockholders of $0.0005 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.0010
Net tangible book value per share before this offering    ($0.0098)
Increase attributable to new investors                      $0.0100
                                                         ----------
Net tangible book value per share after this offering                    $0.0005
                                                                      ----------
Dilution per share to new stockholders                                   $0.0005
                                                                      ==========

        The offering price of our Class A common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                                                       DILUTION PER
                 ASSUMED         NO. OF SHARES TO      SHARE TO NEW
              OFFERING PRICE        BE ISSUED           INVESTORS
              --------------     ----------------      ------------
                $0.0010         5,000,000,000(1)        $0.0005
                $0.0008         5,000,000,000(1)        $0.0005
                $0.0005         5,000,000,000(1)        $0.0005
                $0.0003         5,000,000,000(1)        $0.0005

_____________________

(1) This represents the maximum number of shares of Class A common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

        SUMMARY. In February 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVoice's Class A common stock. The issuance of these shares is conditioned upon iVoice registering these shares with the Securities and Exchange Commission.

        EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of Class A common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of Class A common stock and Cornell Capital Partners, L.P. will pay the advance amount.

        We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

        The amount of each advance is subject to an aggregate maximum advance amount of $250,000 in any thirty-day period, provided, that each of the initial four advances may not exceed $150,000 and thereafter may not exceed $75,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our Class A common stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquired and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Equity Line of Credit.

        We cannot predict the actual number of shares of Class A common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A common stock that will be issued using certain assumptions. For example, iVoice would need to issue 4,226,542,688 shares of Class A common stock in order to raise the maximum amount under the Equity Line of Credit at a purchase price of $0.001183 (i.e., 91% of a recent stock price of $0.0013).

        iVoice is registering a total of 5,000,000,000 shares of Class A common stock for the sale under the Equity Line of Credit. The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 5,000,000,000 shares of Class A common stock could be issued under the Equity Line of Credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the Equity Line of Credit). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of iVoice by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Equity Line of Credit to the same purchaser.

        Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

        We expect to incur expenses of approximately $15,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 5% of each advance. In connection with the Equity Line of Credit, iVoice also paid Cornell Capital Partners a one-time Commitment fee of 5,500,000 shares of Class A common stock. In addition, iVoice issued 500,000 shares of common stock to Westrock Advisors, Inc., a registered broker-dealer, as a placement agent fee.

                              PLAN OF DISTRIBUTION

        The selling stockholders have advised us that the sale or distribution of iVoice's Class A common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of iVoice's shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of iVoice's shares of Class A common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of iVoice's Class A common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the Class A common stock may be deemed to be underwriters, and any profit on the sale of Class A common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

        Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay iVoice 91% of the lowest closing bid price of iVoice's Class A common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 5% of the proceeds received by iVoice under the Equity Line of Credit. The 9% discount is an underwriting discounts. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 500,000 shares of iVoice's common stock.

        Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in iVoice's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing iVoice's common stock.

        Under the securities laws of certain states, the shares of Class A common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Class A common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $15,000, as well as retention of 5% of the gross proceeds received under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 500,000 shares of iVoice's Class A common stock. The estimated offering expenses consist of: a SEC registration fee of $506, printing expenses of $1,500, accounting fees of $1,000, legal fees of $10,000 and miscellaneous expenses of $1,994. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of Class A common stock under the Equity Line of Credit.

        The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Class A common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Class A common stock of iVoice while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from iVoice under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of Class A common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        THE  FOLLOWING  INFORMATION  SHOULD  BE READ  IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF IVOICE AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERVIEW

        To date, iVoice has incurred substantial losses, does not produce enough cash from operations to cover its operating cash requirements and will require additional financing in the next twelve months. This financing may include the issuance of common stock or instruments that are convertible into common stock, which have a dilutive effect on current shareholders. We are unsure whether we will be able to secure sufficient financing to meet our current operating requirements. Other than the Equity Line of Credit, we have no commitments for capital.

        iVoice has met interoperability standards with several leading PC-based Private Branch Exchange (or PBX) manufacturers for its award winning product, iVoice Speech-enabled Auto Attendant. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) phone systems. These recent platform integrations add to several others previously completed including a Siemens Ready(TM) certification, NEC Fusion Strategic Alliance and Sprint North Supply. Through these co-marketing arrangements and strategic alliances, iVoice will attempt to capture significant market share in the business communication solution market by expanding distribution through these manufacturers' authorized reseller networks.

        iVoice is currently focused on developing its dealer and reseller channels. Management believes it can leverage already existing equipment manufacturers reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. Each manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. These integration changes should provide for greater appeal to telephony re-sellers allowing for more economical customer installations with no change in software pricing iVoice charges for its software.

        Unless special arrangements are made, iVoice generally receives 50% of the contract as a down payment on any product purchased with the balance due upon completion of the installation. iVoice recognizes its revenue using the percentage of completion method for turnkey systems that require custom configuration by the customer. iVoice determines the expected costs on a particular installation by estimating the hardware costs and anticipated labor hours to configure and install a system. Revenues are then recognized in proportion to the amount of costs incurred as of the reporting date over the total estimated costs anticipated. For orders comprised only of software or hardware items, iVoice recognizes revenue upon shipment of those items to the customer. iVoice accepts company checks or Visa/MasterCard.

RESEARCH AND DEVELOPMENT

        Our research and development efforts focus on enhancing our existing product line and the development of new products that integrate with our existing products. We continually seek to improve our core speech recognition technology through ease of use, broader application and increased accuracy. iVoice employs qualified technical personnel to strengthen its product line. For the nine months ending September 30, 2002, research and development expenditures consisted of $165,806 in salaries and wages to technical staff and $5,013 in technical hardware supplies, software tool-kits and technical publications. In 2001, research and development expenditures consisted of $380,692 in salaries and wages to iVoice's technical staff and $6,771 for technical hardware supplies, software tool-kits and technical publications. In the year 2000, iVoice spent $406,106 in technical salaries and wages and $17,361 for related supplies, tools and publications. iVoice anticipates that expending on research and development will continue on technical staffing. Our current research and development efforts have allowed us to recently release our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications on digital platforms. Compared to other integration methods, the use of digital connectivity to an organizations telephone system offers more features and greater reliability. In order to remain competitive, iVoice must continue to fund research and development efforts and will use some of the funds raised in this offering to further develop iVoice's current technologies and develop new voice recognition applications and technologies.

PLANT AND EQUIPMENT

        iVoice does not anticipate incurring any significant expenses for the purchase of plant or equipment over the next 12 months.

EMPLOYEES

        iVoice has 10 full time employees and 2 part-time employees. Management anticipates increasing the number of employees to approximately 15 over the next 12 months, primarily in sales.

RECENT DEVELOPMENTS

        In October 2002, iVoice formed two wholly-owned subsidiaries in Delaware in order to facilitate future potential acquisition transactions. No definitive purchase or merger agreements have been entered into as of the date of this filing, we are reviewing and negotiating with several potential candidates for the possibility of a transaction.

        In October 2002, iVoice signed a Letter of Intent to purchase of substantially all of the assets of a leading food equipment maintenance contractor located in New Jersey. Subsequently, the parties terminated the Letter of Intent and released each other from any obligations arising under the Letter of Intent.

        In June 2002, we announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO SEPTEMBER 30, 2001

        Revenues are derived primarily from the sale of voice and computer technology communication systems for small-to-medium sized businesses and corporate departments. Total revenues for the three and nine months ended
September 30, 2002 were $140,614 and $458,353, respectively, as compared to $87,043 and $303,948 for the three and nine months ended September 30, 2001, an increase of $53,571 or 61.5% and $154,405 or 50.8%, respectively. The increase in sales for the three and nine month period are largely attributable to weak economic conditions resulting in weak demand for iVoice's products in the prior year period. Management feels that the demand for iVoice's Speech Enabled Auto Attendant and Speech Enabled Interactive Voice Response (IVR) applications is stabilizing and perhaps firming, as overall economic conditions in the business environment appear to be improving.

        iVoice continues to market and promote its products to telephony reseller networks in order to leverage those resellers' existing customer bases. iVoice has met interoperability standards with the leading PC-based Private Branch Exchange (or PBX) manufacturers for its Speech-enabled Auto Attendant product. To date, rigorous testing and compatibility studies have developed into co-marketing arrangements with 3Com, for its NBX(R) platform, Artisoft for its TeleVantage(R) Communication server, and AltiGen's AltiServ(R) phone systems. Management believes it can leverage already existing equipment manufacturers' reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. Each manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. These integration changes should provide for greater appeal to telephony re-sellers allowing for more economical customer installations with no change in software pricing iVoice charges for its software.

        Unless special arrangements are made, iVoice generally receives 50% of the contract as a down payment on any product purchased with the balance due upon completion of the installation. iVoice recognizes its revenue using the percentage of completion method for turnkey systems that require custom configuration by the customer. iVoice recognizes its revenue using the percentage of completion method. iVoice determines the expected costs on a particular installation by estimating the hardware costs and anticipated labor hours to configure and install a system. Revenues are then recognized in proportion to the amount of costs incurred as of the reporting date over the total estimated costs anticipated. For orders comprised only of software or hardware items, iVoice recognizes revenue upon shipment of those items to the customer. iVoice accepts company checks or Visa/MasterCard.

        Gross margin for the three and nine months ended September 30, 2002 was $102,277 and $318,579 or 72.7% and 69.5%, respectively, as compared to $55,882 and $173,669 or 64.2% and 57.1% for the three and nine months ended September 30, 2001. The gross margin is dependent, in part, on product mix, which fluctuates from time to time; complexity of a communication system installation which determines necessary hardware requirements and may not have a proportionate relationship with the system selling price; and the ability of Company technology personnel to efficiently configure and install iVoice's communications products. The increase in gross profit is a result of increased revenues as well as an increase in the sale of software only which result in significantly higher profit margins than turnkey systems, which require costly hardware.

        Total operating expenses decreased, from $511,588 for the three months ended September 30, 2001 to $348,113 for the three months ended September 30, 2002 a decrease of $163,475 or 32.0%. Specific line items that reflect the reduction in total operating expenses for the three months ending September 30, 2002, include reduced consulting expenses of $96,333; reduced payroll and benefit costs of $41,672 and lower rent of $16,970. iVoice has over the past year and a half effectively reduced its working capital requirements to preserve its cash resources. As a result, total operating expenses for the nine months ending September 30, 2002 have been reduced to $1,621,298 from $2,256,278 for the nine months ending September 30, 2001, a reduction of $634,980 or 28.1%.

        As of September 30, 2002, iVoice had 10 full-time employees, and 2 part-time employees for a total of 12 individuals. iVoice is actively pursuing additions to its sales and technical staff, which will increase operating expenditures for payroll, and related benefit costs in future quarters.

        The loss from operations for the three and nine months ended September 30, 2002 was $245,836 and $1,302,719 compared to $455,706 and $2,082,609 for the three and nine months ended September 30, 2001, a decrease of $209,870 and $779,890 in the three and nine month comparative periods.

        Interest expense of $47,461 and $377,476 was incurred for the three and nine-month period ending September 30, 2002 as compared to $36,782 and $107,591 for the three and nine-month period ending September 30, 2001, respectively an increase of $10,679 and $269,885 for the three and nine-month comparative periods. The current year figures reflect $171,300 in financing costs comprised of commissions and legal fees and $63,750 in debt issue costs related to the financing agreement with Cornell Capital, LP. Debt issue costs represent the estimated cost of the beneficial conversion discount feature applicable to the $255,000 in 5% Convertible Debentures issued during the quarter and are charged to expense in accordance with Emerging Issues Task Force (EITF) Issue 98-5. These items were not incurred in the prior nine-month period ending September 30, 2001.

        Other expenses for the nine-month period ending September 30, 2001 include non-recurring charges of $352,706 recorded in the second quarter of 2001. This amount represents a $141,626 write-off of capitalized financing costs incurred in connection with the agreement with Swartz Private Equity and $154,830 in charges related to the termination of the Swartz agreement, along with $56,250 in settlement charges incurred with respect to a former debenture holder's claim for damages incurred in default of iVoice's 12% convertible debentures. These items were not incurred in the current nine-month period ending September 30, 2002.

        Net loss for the three and nine month period ending September 30, 2002 was $302,540 and $1,660,638 as compared to $492,488 and $2,542,906 for the three and nine months of 2001. The respective changes in net loss for the comparative periods were a result of the factors discussed above.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO DECEMBER 31, 2000

        Sales for the year ended December 31, 2001 were $425,948, a decrease of $297,098 or 41.1% over the prior years sales of $723,046. The decrease was largely attributable to weak economic conditions resulting in weak demand for iVoice's products, coupled with iVoice's lack of sufficient capital resources to effectively develop a successful sales campaign. For the three months ending December 31, 2001, iVoice recorded sales of $122,000 as compared to $45,984 for the three months ending December 31, 2000, an increase of $76,016 or 165.3%.

        iVoice's gross profit for the year ended December 31, 2001 was $258,719, a decrease of $161,432 or 38.4% compared to $420,151 for the year ending December 31, 2000. iVoice's gross margin percentage for the twelve months ended December 31, 2001 was 60.7% versus 58.1% for the prior year. This represents a 2.6% increase over the gross profit percentage recorded for the same prior year period. The gross margin is dependent, in part, on product mix, which fluctuates from time to time; complexity of a communication system installation which determines necessary hardware requirements and may not have a proportionate relationship with the system selling price; and the ability of iVoice technology personnel to efficiently configure and install its communications products. The dollar amount of gross profit has decreased due to reduced revenues for the comparative periods however margin percentages are consistent with prior periods with variances due only to product mix.

        Operating expenses increased from $2,678,310 for the year ended December 31, 2000 to $3,035,992 for the year ended December 31, 2001, an increase of $357,684 or 13.3%. Material changes in specific line items of operating expenses include an increase in payroll costs of $559,543 which includes accruals for reimbursement to iVoice's principal shareholder, Jerome R. Mahoney, for a charitable donation of his personal holdings of iVoice Class A common stock for a total value of $350,000 and reimbursement for income tax incurred by Mr. Mahoney for sales of Class A common stock which were sold in order to provide working capital to iVoice totaling $95,100. Also contributing to the increase in operating expense was a charge of $56,250 for a reduction in the strike price on warrants previously issued by iVoice. This amount was not incurred in the previous period. Rent expense also increased by $30,835 due to the reflection of a full years rent for iVoice's headquarters in Matawan where the prior year included only eight months. Offsetting the increases in the specific operating expense items described above were a reduction in employee recruiting fees amounting to $153,143, bad debt expense of $50,387 and a reduction in advertising and promotional expense totaling $46,875.

        The net loss from operations for the year ending December 31, 2001 was $2,777,273 compared to $2,258,159 for the year ended December 31, 2000. This decrease of $519,116 was a result of the decrease in net revenues and gross profit from year to year combined with an increase in current year operating expenses as described above.

        Other expense, comprised only of interest expense, increased $36,941 to $670,161 in the year ended December 31, 2001 compared to $633,220 in 2000.
Interest expense reflects interest and discount amortization on iVoice's outstanding convertible debentures which were outstanding for most of the year 2001 and 2000.

LIQUIDITY AND CAPITAL RESOURCES

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, iVoice generated sales of $458,353 and $425,948, incurred net losses of $1,660,638 and $3,447,434 and had cash flow deficiencies from operating activities of $483,047 and $872,481, respectively. As a result, as of September 30, 2002, iVoice had a cash balance of $316,982, a working capital deficit of $2,413,144 and an accumulated deficit of $14,091,507.

        The primary source of financing for iVoice has been through the issuance of common stock and debt. iVoice had cash balances on hand of $316,982 as of September 30, 2002. In addition, on September 30, 2002, iVoice had total liabilities of $2,803,858, consisting of accounts payable and accrued expenses of $275,469, obligations under capital leases of 23,390, notes payable of $156,547, billings in excess of estimated costs on uncompleted projects of $24,313, convertible debentures of $314,317 and amounts due to related parties of $2,009,822. Of the total liabilities, the $2,009,822 due to related parties consists of amounts owed to Mr. Mahoney and on October 14, 2002, $1,504,875 of that amount was satisfied by the issuance of shares of 1,504,875 shares of Class B stock. It is anticipated that the remaining balance owed to Mr. Mahoney will be satisfied by the issuance of shares of capital stock. Additionally, of the $314,317 of convertible debentures, $201,517 has been satisfied by the issuance of shares of capital stock and $70,000 in cash through December 31, 2002. It is anticipated that the remaining balance owed on the remaining outstanding balance of convertible debentures will be satisfied by the issuance of shares of capital stock. iVoice also expects to satisfy $156,547 of notes payable by the issuance of shares of capital stock. The remaining liabilities of $323,172, consisting primarily of trade accounts payable, are current liabilities that are required to be paid in cash within the first six months of 2003.

        iVoice's primary need for cash is to fund its ongoing operations until such time that the sale of products generates enough revenue to fund operations. There can be no assurance as to the receipt or timing of revenues from operations. iVoice anticipates that its operations will require at least $89,000 per month. These monthly expenses are anticipated to consist of the following: payroll and benefits of $50,000, debt payments of $17,800, rent of $8,000, sales and marketing expenses of $4,600, insurance of $1,500, and miscellaneous administrative expenses of $7,100. These monthly obligations are expected to be funded from the proceeds anticipated to be received from the Equity Line of Credit, from current operations or otherwise from the sale of equity or debt securities. In addition, the Company's need for cash includes satisfying total liabilities of another $323,172 as described above. All of these amounts are due in less than one year. iVoice believes that it has sufficient funds on-hand to fund its operations for six months. Thereafter, iVoice will need to raise additional capital from the sale of equity or debt securities.

        During the nine months ended September 30, 2002, iVoice had a net increase in cash of $231,439. iVoice's sources and uses of funds in the current nine months were as follows:

        CASH USED BY OPERATING ACTIVITIES. iVoice had cash used by operating activities of $483,047 in the nine months ended September 30, 2002. Cash provided by operating activities consisted of non-cash expenses (consisting of depreciation and amortization of $448,467 and common stock issued for services of $55,735), an increase in accounts payable and accrued expenses of $196,760, discounts on stock options of $316,750 and debt issue costs of $216,977. These items were offset by a net loss of $1,660,638 and an increase in accounts receivable of $20,803.

        CASH USED IN FINANCING ACTIVITIES. iVoice had cash provided by financing activities of $718,687, consisting primarily of the issuance of common stock of $102,696, collections of stock subscriptions of $317,000 and the sale of convertible debentures of $255,000. These amounts were partially offset by the repayment of obligations of $209,009.

        Below is a description of iVoice's principal sources of funding since June 2002:

        In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

        In February 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVoice's Class A common stock. The issuance of these shares is conditioned upon iVoice registering these shares with the Securities and Exchange Commission.

        In June 2002, iVoice raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. All amounts outstanding under these convertible debentures have been redeemed. iVoice paid $70,000 in cash and issued 129,645,133 shares of Class A common stock upon conversion of $185,000 in principal and $4,725 in interest, due under the debentures.

        Other than the Equity Line of Credit, no other financing agreement is currently available to us. In light of this, it should be noted that there is no assurance that the Equity Line of Credit will enable us to raise the requisite capital needed to implement our long-term growth strategy or that alternative forms of financing will be available. Current economic and market conditions have made it very difficult to raise required capital for iVoice to implement its business plan.

        In relation to iVoice's outstanding 12% Convertible Debentures which are currently in default, iVoice has reached settlement terms with one previous holder of debentures regarding the interest and penalties demanded by this former holder whereby iVoice has issued 450,000 shares to this former holder in full settlement of the former debenture holder's claim. iVoice continues its discussions with the remaining debenture holders attempting to resolve the default issues in a mutually favorable manner. However, it is uncertain whether iVoice will be able to reach an agreement under terms favorable to iVoice.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

        iVoice has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and its related interpretations in accounting for its plan. It does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties.

        SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management currently believes that there is no materially reportable segment information with respect to iVoice's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which iVoice holds assets and reports revenue.

        SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on iVoice's financial statements is not expected to be material as iVoice has not historically used derivative and hedge instruments.

        SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have not been previously issued. iVoice is currently assessing the impact of this pronouncement on its operating results and financial condition.

        Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. iVoice believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

        SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. iVoice believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

CRITICAL ACCOUNTING POLICIES

        Below is a description of those accounting policies that iVoice views as most critical in the preparation of its financial statements.

        GOING CONCERN. The accompanying financial statements have been prepared assuming that iVoice will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. iVoice has incurred accumulated net losses totaling $14,091,507 as of September 30, 2002, and has had periodic cash flow difficulties, which raise substantial doubt of iVoice's ability to continue as a going concern.

        To date, iVoice has funded its operations through the issuances of convertible debt, proceeds from exercised warrants, sales of its Class A common stock, collections from the sale of company products and loans from its principal stockholder, the proceeds of which are derived from sales of this principal stockholder's personal holdings of iVoice's Class A common stock.

        iVoice operates in an industry segment having inherent risks generally associated with small technology companies. Such risks include, but are not limited to, the ability to: a) generate sales of its product at levels sufficient to cover its costs and provide a return for investors, b) attract additional capital in order to finance growth, c) further develop and successfully market and distribute commercial products and d) successfully compete with other technology companies having financial, production and marketing resources significantly greater than those of iVoice.

        iVoice recently entered into financing agreement with Cornell Capital, LP that will require the issuance of additional equity as described in Note 4 of these financial statements. Management believes that appropriate funding will be generated by the financing agreement with Cornell enabling iVoice to continue operations through the current fiscal year. Management is also confident that future product sales will generate necessary cash flow, reducing iVoice's need for additional financing. It should be noted however, that no assurance can be given that these future sales will materialize or that additional necessary funding can be raised.

        REVENUE RECOGNITION. iVoice obtains its income primarily from the sale of its voice recognition and computer technology communication systems. Revenue for systems which require customization to meet a customer's specific needs or technical requirements, is recognized by the contract method of accounting, using percentage of completion. Progress toward completion is measured by costs incurred to date as a percentage of total estimated costs for each contract. Under the percentage of completion method, the liability "Billings in excess of costs and estimated earnings" represents billings in excess of revenues earned. The completed contract method is used for systems, which do not require customization or installation. iVoice recognizes revenue from support services at the time the service is performed or over the period of the contract for maintenance/support.

        SOFTWARE LICENSE COST. Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", and are being amortized using the straight-line method over a period of five years. As described later in Note 1, iVoice has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by iVoice and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. No impairment loss was recognized as of December 31, 2001.

        DEBT ISSUE COSTS. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

        LONG-LIVED ASSETS. SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. iVoice has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

                             DESCRIPTION OF BUSINESS

        Our current corporate configuration is the result of a number of separate transactions over the past several years.

        On February 26, 1996, Select Resources, Inc., a publicly held Delaware company, and three of its principal stockholders entered into a stock exchange agreement with Visual Telephone of New Jersey, Inc., a privately held New Jersey corporation, and its two stockholders pursuant to which Select Resources acquired all of the outstanding shares of Visual Telephone and spun-off Select Housing Associates, Inc., its wholly owned subsidiary. The aim of this agreement was to provide for a more profitable business direction for Select Resources. Pursuant to the agreement, Select Resources agreed to issue 5,611,000 shares of its capital stock to one of the two stockholders of Visual Telephone and to transfer one-half of the shares of Select Housing Associates to the other stockholder of Visual Telephone, namely Joel Beagelman, in return for all of the outstanding shares of Visual Telephone. In addition, Select Resources transferred the other half of the shares of Select Housing Associates to Gary W. Pomeroy and Brad W. Pomeroy, two of Select Resources' three principal stockholders, in return for the cancellation of 1,111,000 shares of common stock of Select Resources owned by them. At the time of the stock exchange agreement, Mr. Beagelman, Gary W. Pomeroy and Brad W. Pomeroy were directors of Select Resources. On February 26, 1996, the stock exchange agreement was approved by the consent of stockholders a majority of the outstanding shares of common stock of Select Resources. Visual Telephone then merged into Select Resources, which changed its name to that of the subsidiary.

        In July 1996, Visual Telephone acquired 100% of the outstanding common shares of Communications Research Inc., or "CRI," for $50,000 in cash, $150,000 in notes and 1,000,000 shares of Visual Telephone. CRI designs, develops, sells, and supports PC-based communication systems that transmit data, voice and full-motion video.

        On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into Visual Telephone (which in the interim had changed its name to Visual Telephone International, Inc.), with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVoice.com, Inc., and it was planned that Visual Telephone would spin off CRI prior to the merger with International Voice Technologies. Our current business is essentially that of International Voice Technologies, and this merger was aimed at giving that business better access to the capital markets by merging it into a public company. In addition, we changed our OTC Bulletin Board trading symbol to "IVOC."

        In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of our Class A common stock and 700,000 shares of our Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments was awarded 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

        As for the CRI spin-off, on September 18, 2000, CRI filed a registration statement to provide for the distribution of its shares to Visual Telephone's stockholders as of May 21, 1999. Visual Telephone's stockholders received one CRI share for every four shares owned in Visual Telephone. The principal stockholders, officers and directors of Visual Telephone were Carl Ceragno and Joel Beagelman. Mr. Ceragno remained with CRI as its President and Mr. Beagelman entered into a consulting agreement with us.

        On April 24, 2000, we entered into an agreement and plan of reorganization with all the stockholders and ThirdCAI, another shell company that was a reporting company under the Securities Exchange Act of 1934. In this transaction, which took place by means of a short-form merger, with ThirdCAI's name being changed to iVoice, we acquired all the issued and outstanding shares of ThirdCAI in exchange for $150,000, and a finder's fee paid to Corporate Architect, Inc., consisting of 50,000 shares of our Class A voting common stock. The purpose of this transaction was to enable our business to be conducted by a reporting company, as pursuant to the "eligibility rule" adopted by the National Association of Securities Dealers, Inc., or "NASD," as only reporting companies may continue to have stock quoted on the OTC Bulletin Board.

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

        Our principal offices and facilities are located at 750 Highway 34, Matawan, NJ 07747 and our telephone number is (732) 441-7700. Our common stock is quoted on the OTC Bulletin Board under the trading symbol "IVOC."

OUR BUSINESS

        We design, manufacture, and market innovative voice and computer telephony communications systems for businesses and corporate departments with as many as 20,000 telephones. Our speech recognition software products enable our customers to communicate more effectively by integrating their traditional office telephone systems with automated attendant, voice mail, unified messaging, and interactive voice response, or "IVR," functions. Our products are designed to be "people oriented," with features that can be readily used without special training or manuals. Our principal products, Speech-enabled Auto Attendant, iVoiceMail, Unified Messaging, and iVoice IVR, incorporate this philosophy. We also design, market, and support voice recognition products. Except for iVoice IVR, which is generally sold directly to end users due to required customization, iVoice markets and promotes its speech enabled products through telephony reseller channels and telephone equipment manufacturer distributor networks. This allows iVoice to leverage those resellers' existing customer bases. We may, however, sell direct to end users in geographic locations where an existing dealer relationship does not exist. On direct sales orders, iVoice is able to achieve greater profit margins through higher direct selling prices.

PRODUCTS AND SERVICES

        Our products use standard open-architecture personal computer platforms and Microsoft Windows 2000, NT Server and NT Workstation operating systems, thereby facilitating the rapid adoption of new PC-based technologies while reducing overall product costs. We concentrate our development efforts on software rather than hardware because we believe that the most efficient way to create product value is to emphasize software solutions that meet customers' needs. We have traditionally used standard PC-related hardware components in our products, in part, to limit our need to manufacture components. However, we have recently developed our software for use with Telephony Application Program Interface or TAPI. The use of TAPI allows iVoice to integrate into different telephone private branch exchange systems or PBX's, eliminating the need for additional external hardware. iVoice's manufacturing operations consist only of the installation of its proprietary software and a voiceboard, if required, into a fully assembled PC system. iVoice obtains from suppliers components such as PCs, circuit boards, application cards, faxboards, and voiceboards.

        Our products include the iVoice Speech Enabled Auto Attendant allowing businesses to incorporate speech recognition into their telephone systems without duplicating their current voicemail applications. The Speech Enabled Auto Attendant uses a customized dictionary of names and extension numbers that enables callers to contact their party using their spoken voice. Also one our principal products is iVoice IVR (interactive voice response). Except for iVoice IVR that is generally sold direct due to requested customization, iVoice markets and promotes its products to telephony reseller and distributor networks. This allows iVoice to leverage those resellers' existing customer bases. Our flagship product is iVoice IVR, an application generator that allows full connectivity to the most popular databases, including Microsoft Access, Microsoft Excel, Microsoft Fox Pro, DBase, Btrieve, and Paradox, or to standard text files. iVoice IVR can be used to read information from, and write information to, databases, as well as query databases and return information. iVoice IVR performs over 40 different customizable commands. Properties can be set up for each command, as if the commands were being executed manually. iVoice IVR links a phone system to a database to provide customers with 24-hour immediate access to account information, via telephone. With iVoice IVR, polished IVR applications are quick and easy to install. No knowledge of computer programming and minimal database knowledge is needed. iVoice IVR will execute any created application when a caller dials in. Using DTMF (touch-tone telephones) or speech activation allows callers to interact with the system. Advanced database technology permits reading, writing, appending, searching and seeking database information. A user can record product inventory, set up games, keep a record of patients or customers, and perform other applications. The advanced, innovative technology, backed by a simple, easy-to-use drag-and-drop interface, makes writing applications simple.

        The iVoice IVR also incorporates an Internet access tool, which can be either connected to the IVR system or run as a standalone. This IVR system also has a graphical user interface and provides for Internet access to the system. Once logged onto the Internet, a user can gain access to the IVR system by clicking on a hypertext link for the user's browser. Upon entering the IVR system, the response prompts are in text form rather than voice form. The user can enter selections and get information by clicking on icons or choosing items from menus. Some of the Internet applications available are order processing and transactions, database integration, questions and queries, account status, delivery information, funds transfer, and claims information.

        The following is a list of Speech-enabled applications which iVoice has developed and are available for sale:

             IVOICE IVR (INTERACTIVE VOICE RESPONSE). Enables a caller to obtain requested information in voice form from a local or non-local database. Examples of IVR range from simply selecting announcements from a list of options stored in the computer (also know as Audio
             Text) to more complex interactive exchanges such as querying a database for information. iVoice IVR allows information in PC databases to be accessed from a standard touch-tone telephone using a telephone keypad or voice commands. iVoice IVR is sold as a customized turnkey system or as an Application Generator giving the end user the ability to develop their own customized IVR application.

             SPEECH  ENABLED  AUTO  ATTENDANT.   Any  business  can
             improve and speed up service for its customers by enabling them to reach the desired contact person or department by simply saying the appropriate name. Our speech recognition system is accurate and reliable. Callers no longer need to punch in letters on a telephone keypad.

             UNIFIED MESSAGING. With Unified Messaging, e-mail, voice mail and faxes can be handled through a desktop PC or the telephone. All messages can be viewed and acted upon in order of importance via Microsoft Outlook or a Web Browser. E-mail can also be retrieved over the phone, using text-to-speech, and responded to with a voice message including directed to a fax machine.

             IVOICEMAIL. This allows a caller to store voice messages and reply via the computer. This method allows the caller to conduct a dialogue with another person without having to be on the same line at the same time. As with most voice mail systems, the caller can record, store and delete messages and direct messages to multiple subscribers.

             IVOICE NAME DIALER is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a variety of sources including, but not limited to, Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through software, into a set of phonemes to be used for voice recognition. When the end user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer software running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name Dialer places the call.

             IVOICE SPEECH DIRECTORY allows employees to pick up their phone, say the name of a co-worker they wish to speak to, and the Speech Directory will transfer the call. Just by speaking the person's name, the Speech Directory can also return an internal pager number, cell numbers and email listings through a voice activated telephony directory.

             INTERACTIVE VOICE RESPONSE/WEB APPLICATIONS. Using the Internet to access the IVR system, you "DIAL" the system by clicking on a hypertext link from your browser. The system responds the same way, except in text form, and not the normal voice prompt. You may enter selections and get information by clicking on icons or choosing items from menus.

        We are currently working on upgrading and enhancing existing products, with the aim of adding to some products, a full toolkit that would enable natural language recognition allowing the systems to understand spoken sentences rather than just single words.

MARKETING AND DISTRIBUTION

        iVoice is currently focused on developing its dealer and reseller channels. Management believes it can leverage already existing equipment manufacturers reseller channels by integrating its speech recognition software directly into their established revenue producing product lines. We estimate that each major telephony equipment manufacturer has an estimated 150-600 authorized dealers and resellers throughout North America. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. Although concentration on resellers is the predominate and preferred sales channel, iVoice also sells directly to end-users via its direct sales force providing management with information on market trends and customer needs. The direct channel also provides an avenue more suitable for iVoice IVR applications that often require customized development, which is usually difficult to provide through the reseller network.

        Our marketing strategy emphasizes our user-friendly PC-based processing applications that offer integrated access to a broad range of communication avenues with other people and information sources. Our strategy is built around the following basic elements:

             EMPHASIZE SOFTWARE, NOT HARDWARE. We concentrate our developing software that meets our clients' needs, rather than on designing or modifying hardware. This allows us to create the most value from our products.

             USE OF STANDARD, MICROSOFT WINDOWS-BASED ARCHITECTURE, OPEN SYSTEMS AND HARDWARE. Our products use standard, open-architecture PC platforms and operating systems rather than proprietary computer hardware and operating systems. As a result, we can quickly adapt to new PC-based technologies, leveraging the substantial investments made by third parties in developing these new technologies for the PC environment. In addition, using available hardware components and software minimizes our manufacturing activity and thereby reduces the overall cost of our products.

             FOCUS ON BUSINESSES AND CORPORATE DEPARTMENTS HAVING AS MANY AS 20,000 TELEPHONES. Our products are designed for use by businesses and corporate departments having as many 20,000 telephones in a wide range of markets, including manufacturing, retail, service, healthcare, and government. Our products offer these organizations, features offered by large, proprietary call processing systems, but at a more affordable price.

             DEVELOP USER-FRIENDLY PRODUCTS. We aim to make our products as easy as possible to install, maintain, and use. We accomplish this by incorporating product features that can be used without special training or manuals. One example of this user-oriented philosophy is exhibited in our voicemail product. IVOICEMAIL has user prompts that encourage conversation between callers and subscriber and uses simplified screens and menus for ease of installation.

             MINIMIZE DISTRIBUTION OVERHEAD. We are able to achieve broad market coverage in the U.S. via a nationwide network of independent telephone system dealers, and original-equipment-manufacturers, or "OEMs." This structure both minimizes our selling overhead and maximizes our product exposure, and allows us to focus our resources on product development.

NEW PRODUCTS

        In June 2002, we announced commercial availability of digital connectivity for our Speech Enabled Auto Attendant, VoiceMail and Unified Messaging applications. The migration to a digital platform should enable us to distribute our speech recognition solutions to mid and larger sized entities that support and prefer digital connectivity, which we feel could greatly expand our potential customer base. The Private Branch Exchanges or "PBX" already supporting digital technology include Avaya(R) Difinity(R), Nortel(R) NorStar(R) and Meridian(R), NEC(R), and Siemens(R) HICOM(R), representing a significant portion of PBX market share. Compared to other integration methods, digital integration offers more features and greater reliability.

        In  December  2001,  we  introduced  the IVOICE  NAME  DIALER  that uses
Telephony Application Program Interface or ("TAPI"). The use of TAPI, allows iVoice to integrate into different telephone private branch exchange systems ("PBX"), eliminating the need for additional component hardware. Each phone system hardware provider provides a specific software driver that interfaces directly with the iVoice Name Dialer. TAPI provides a high-level interface for dialing and disconnecting. The Name Dialer is an automatic phone dialing system. The system imports the necessary contact information for dialing (names and phone numbers) from a users' contact management software such as Microsoft Outlook, ACT, and Gold Mine. The imported names are then transcribed, through our software, into a set of phonemes to be used for voice recognition. When the user picks up the handset, the call is automatically transferred through the PBX, to the Name Dialer software running on a server machine. The user simply says the name of the person (whose name came from the contact list) and the Name

Dialer places the call. iVoice is currently distributing demonstration copies of the Name Dialer to resellers and distributors to determine customer interest and marketability.

COMPETITION

        The voice-recognition industry is highly competitive, and we believe that this competition will intensify. The segment of the industry that supplies call-processing systems to businesses is also extremely competitive. Many of our competitors have longer operating histories, significantly greater financial, technical, product development, and marketing resources, greater name recognition or larger client bases than we do.

        For example, industry analysts recognize Nuance Communications, Inc. and SpeechWorks International, Inc. as the market leaders in voice recognition software. Customers of Nuance include American Airlines, Bell Atlantic, Charles Schwab, Sears and UPS. Nuance offers products through industry partners, platform providers, and value-added resellers around the world. Corporate investors in Nuance include Cisco Systems, Intel, Motorola, SAIC, Siebel
Systems, SRI International, Sun Microsystems, and Visa International. SpeechWorks customers include America Online, First Union National Bank, Microsoft, Thrifty Car Rental and United Airlines.

        On a more directly competitive scale, other companies that produce computerized telephony systems that incorporate speech recognition into their products such as the IVOICE SPEECH-ENABLED AUTO ATTENDANT include companies like Locus Dialogue, Phonetic Systems and Sound Advantage. Management believes that the IVOICE SPEECH-ENABLED AUTO ATTENDANT has competitive advantages based upon product features, the accuracy of the speech recognition and product pricing.

SUPPLIERS

        Our suppliers include Dialogic Corporation (an Intel company) that distributes through a network of resellers for voiceboards, and iTox, Inc., and Amer.com, Inc. for computer hardware components. Since our products are based and run on standard PC architecture and as result of iVoice's recent integration with TAPI, iVoice does not rely on any one specific supplier for its system components. We have not experienced any supply shortages with respect to the components used in systems or developed applications.

CUSTOMERS

        Direct customers are comprised of businesses, organization and corporate departments that use telephones as a principal means of communications. Specifically, the end users of our products seek to automate the call process for incoming callers in order to improve customer service and increase productivity. The IVOICE SPEECH-ENABLED AUTO ATTENDANT and IVOICE IVR seek to fulfill these customer needs. Customers who seek to automate the call process for outbound calling are primary targets for the IVOICE NAME DIALER and IVOICE PATIENT REMINDER.

        Wholesale customers include value added resellers and distributors of telephony equipment throughout North America.

        For the years ended December 31, 2002 and 2001, no one customer represented more than 10% of our total revenues. iVoice does not rely on any one specific customer for any significant portion of its revenue base.

        We generally require customers to pay 50% down on any turnkey applications purchased, with the balance due when installation has been completed. Software only sales require cash-on-delivery or prepayment before shipping except for dealers and resellers, which subject to credit approval are given 30 day payment terms. iVoice accepts checks or Visa/MasterCard.

        Approximately 70% of our revenues are derived from customers located in the northeast U.S. The remaining 30% are from customers located elsewhere in the continental U.S.

PATENTS AND TRADEMARKS

        iVoice currently has ten patent applications pending with the United States Patent and Trademark Office for speech enabled applications that it has developed internally. These applications include various versions of the "iVoice Speech Enabled Name Dialer", the "Voice Activated Voice Operated Copier", the

"Voice Activated Voice Operational Universal Remote Control", and the "Voice Activated, Voice Responsive Product Locator."

        In February 2002, iVoice filed a Trademark application for its `iVoice' logo and approval is pending.

GOVERNMENT REGULATION

        iVoice is subject to licensing and regulation by a number of authorities in its state or municipality. These may include health, safety, and fire regulations. iVoice's operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

        iVoice is not subject to any necessary government approval or license requirement in order to market, distribute or sell its principal or related products other than ordinary federal, state, and local laws which governs the conduct of business in general. iVoice is unaware of any pending or probable government regulations that would have any material impact on the conduct of business.

RESEARCH AND DEVELOPMENT

        Our research and development efforts focus on enhancing our existing product line and the development of new products that integrate with our existing products. We continually seek to improve our core speech recognition technology through ease of use, broader application and increased accuracy. iVoice employs qualified technical personnel to strengthen its product line. For the nine months ending September 31, 2002, research and development expenditures consisted of $165,806 in salaries and wages to technical staff and $5,013 in technical hardware supplies, software tool-kits and technical publications. In 2001, research and development expenditures consisted of $380,692 in salaries and wages to iVoice's technical staff and $6,773 for technical hardware supplies, software tool-kits and technical publications. In the year 2000, iVoice spent $406,106 in technical salaries and wages and $17,361 for related supplies, tools and publications. Reductions in amounts expended were deemed necessary for the conservation of capital resources.

LICENSES

        We have purchased a worldwide, non-exclusive, irrevocable, royalty-free, fully paid license from Entropic, Inc., a Microsoft company, to incorporate their speech engine into customized software applications for our customers. We also have non-exclusive license agreements with Lernout & Hauspie Speech Products and Fonix Corporation, each of which allows us to incorporate their text-to-speech software into our applications so clients can listen to e-mail messages from any telephone.

EMPLOYEES

        As of January 15, 2003, we had 10 full time employees and 2 part-time employees. None of our employees are represented by a labor organization and we are not a party to any collective bargaining agreements.

                             MANAGEMENT

        iVoice's present director and executive officers are as follows:

            NAME                    AGE      POSITION
            ---------------------  -----     ------------------------------
            Jerome R. Mahoney       41       President, Chief Executive
                                             Officer and Director
            Kevin Whalen            39       Chief Financial Officer

        The following is a brief description of the background of the sole director and executive officers of iVoice.

JEROME R. MAHONEY (PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR)

        Mr. Mahoney has been our Chief Executive Officer and our sole director since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to
1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which we merged with on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

KEVIN WHALEN (CHIEF FINANCIAL OFFICER)

        Mr. Whalen has been a Certified Public Accountant since 1988 and has over 10 years experience in public accounting and 6 years experience in industry. From 1996 to 2000, he served as the Corporate Controller for Willcox and Gibbs, Inc., a $160 million international sales and distribution company, where he was responsible for preparing consolidated analytical statements and SEC filings, managing iVoice's independent audits, and assisting in the registration of an $85 million public bond offering. From 1986 to 1996, Mr. Whalen was the Tax Supervisor for Curchin and Company, P.A., where he was responsible for compilation and review engagements, as well as developing tax-planning strategies for business and individual clientele. Mr. Whalen received a B.S. in Commerce from Rider College, Lawrenceville, N.J. in 1986 and is a member of the American Institute of Certified Public Accountants.

ITEM 10.  EXECUTIVE COMPENSATION

        The following table shows all the cash compensation paid by iVoice, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2002, 2001 and 2000 to iVoice's named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years.

                                ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                      ----------------------------------------       ---------------------------------
                                                                             AWARDS            PAYOUTS
                                                                     ---------------------     -------
                                                     OTHER           RESTRICTED
                                                     ANNUAL            STOCK          OPTIONS/  LTIP      ALL OTHER
NAME AND                       SALARY     BONUS   COMPENSATION        AWARD(S)         SAR'S   PAYOUTS   COMPENSATION
PRINCIPAL POSITION     YEAR     ($)        ($)         ($)              ($)             (#)      ($)         ($)
------------------     ----     ---        ---         ---              ---             ---      ---         ---
Jerome R. Mahoney      2002   $232,320     $0(8)   $45,605(3)             $0              0       0        $4,729(7)
President and Chief    2001   $211,200   $75,000   $95,000(3)             $0              0       0      $354,416(7)
Executive Officer      2000   $192,000        $0   $34,000(4)             $0              0       0        $4,416(7)

Kevin Whalen(2)        2002   $100,000     $0(8)           $0             $0              0                       $0
Chief Financial        2001    $93,333   $34,000           $0    $115,000(5)   1,200,000(6)       0               $0
Officer                2000    $53,333        $0           $0     $20,950(5)     200,000(6)       0               $0


Joel G. Beagelman(1)   2002        N/A       N/A          N/A            N/A            N/A     N/A              N/A
Former Chief
Financial              2001         $0        $0           $0             $0              0       0               $0
Officer, Secretary
and Treasurer          2000    $39,000        $0           $0             $0              0       0               $0

----------------------

(1) Effective May 16, 2000, Mr. Beagelman resigned as our Chief Financial Officer, Secretary, and Treasurer.

(2) Effective May 16, 2000, Mr. Whalen was promoted to Chief Financial Officer and is not subject to any employment contract with iVoice, Inc.

(3) Represents amounts accrued for reimbursement of income taxes of $45,605 in 2002 and $95,000 in 2001, paid by Mr. Mahoney on sales of personal holdings of iVoice Class A common shares, the proceeds of which have been loaned to iVoice.

(4)     Represents accrued and unpaid sales commissions due to Mr. Mahoney.

(5) Represents 1,000,000 Class A common shares granted on March 20, 2001 and 50,000 Class A common shares granted on September 20, 2000 and 5,000 Class A common shares granted on June 30, 2000. All shares granted vest with Mr. Whalen three years from the date granted. Total restricted shares held by Mr. Whalen total 1,055,000 valued at $1,910 as of December 31, 2002.

(6) Represents options to purchase 1,000,000 Class A common shares at $.06 granted on June 27, 2001; options to purchase 200,000 Class A common shares at $.10 granted on March 12, 2001; options to purchase 100,000 Class A common shares at $.50 granted on June 30, 2000; options to purchase 50,000 Class A common shares at $.60 granted on May 17, 2000; and options to purchase 50,000 Class A common shares at $.75 granted on May 2, 2000. All options vest 25% per year and expire 5 years from the date of issue. To date, none of these options have been exercised.

(7) Represents $4,729 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2002; $350,000 as reimbursement for the donation of personal holdings of iVoice Class A Common shares donated to charity and $4,416 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2001 and $4,416 in life insurance premiums paid on behalf of Mr. Mahoney for the year ending December 31, 2000.

(8) iVoice has not yet determined whether it will pay bonuses for the year ended December 31, 2002 and, if so, in what amounts.

OPTIONS

        IVoice did not grant any options to any of the named executive officers during the year ended December 31, 2002. The following table contains information regarding options exercised in the year ended December 31, 2002, and the number of shares of common stock underlying options held as of December 31, 2002, by iVoice's named executive officer.

                        AGGREGATED OPTIONS/SAR EXERCISES
                             IN LAST FISCAL YEAR AND
                     FISCAL YEAR END OPTIONS/SAR VALUES (1)

                                                                                     VALUE OF UNEXERCISED
                                                     NUMBER OF SECURITIES                IN-THE-MONEY
                                                    UNDERLYING UNEXERCISED               OPTIONS/SAR'S
                                                    OPTIONS/SAR'S AT FY-END                AT FY-END
                                                  ----------------------------    --------------------------
                    SHARES ACQUIRED    VALUE
                     ON EXERCISE      REALIZED               (#)                             ($)
                   -----------------  --------    ----------------------------    --------------------------
NAME                     (#)            ($)       EXERCISABLE   UNEXCERSISABLE    EXERCISABLE UNEXERCSISABLE
-----------------  -----------------  --------    ------------  --------------    ----------- --------------
Kevin Whalen, CFO         0              0          400,000        1,000,000              0           0

----------
(1) These grants represent options to purchase common stock. No SAR's have been granted.

(2) The value of the unexercised in-the-money options were calculated by determining the difference between the fair market value of the common stock underlying the options and the exercise price of the options as of December 31, 2002.

EMPLOYMENT AGREEMENT

        On May 1, 1999, iVoice entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as iVoice's President and Chief Executive Officer for a term of five years. As consideration, iVoice agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to iVoice in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by iVoice) should his employment be terminated following a Change in Control, as defined in the agreement.

STOCK OPTION PLAN

        During the year ended December 31, 1999, iVoice adopted the Employee Stock Option Plan in order to attract and retain qualified personnel. Under the Plan, the Board of Directors, in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase iVoice's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of five years. During 1999, 20,000,000 shares were reserved for future issuance under the plan. As of January 15, 2003, 16,559,000 options to purchase shares were granted. A total of 9,000,000 of these granted options were exercised. A total of 6,891,083 options to purchase Class A common shares were outstanding and held by employees, of which a total of 2,704,415 are vested. The weighted average exercise price of all outstanding options is $0.077 per share. The weighted average exercise price of all vested options is $0.576 per share. All options issued to employees vest at 25% per year and expire in 5 years.

                             DESCRIPTION OF PROPERTY

        iVoice does not own any real property for use in its operations or otherwise.

        iVoice leases its headquarters located at 750 Highway 34, Matawan, New Jersey. The lease is presently a month-to-month obligation of $8,000 per month. iVoice maintains a good relationship with its landlord and believes that its current facilities will be adequate for the foreseeable future.

                                LEGAL PROCEEDINGS

        iVoice  is  aware  of  the  following   actual  and   threatened   legal
proceedings:

        On August 2, 2002 we reached a settlement agreement with Business Staffing, Inc. who filed a lawsuit against iVoice in the amount of $37,250 for non-payment of placement services provided in the year 2000. The settlement agreement requires iVoice to pay Business Staffing, Inc. $13,500 payable in 10 monthly installments.

        iVoice has filed suit against PanAm Wireless, Inc. the parent company of Celpage, Inc. for breach of contract amounting to $245,375, related to the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. PanAm has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Subsequent to the filing and in response to our claim, PanAm Wireless has entered a counterclaim in the amount of $5,418,438 for lost profits and additional costs incurred by PanAm Wireless alleging iVoice failed to supply the required equipment and that the system did not provide the specified services specified in their purchase order. The case has presently been dismissed in court and the parties are preparing to enter into mutual releases from any further obligations of performance under the original contract.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of January 15, 2003, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.

        [UPDATE]

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                                         COMMON STOCK
                                                                      BENEFICIALLY OWNED
                                                               --------------------------------
NAME/ADDRESS                        TITLE OF CLASS                NUMBER             PERCENT(1)
----------------------------------  -----------------------    ------------        ------------
Jerome R. Mahoney                   Class A common stock       4,848,494,530(2)        89.4%
750 Highway 34                      Class B common stock        2,406,801(3)(4)       100.0%
Matawan, New Jersey  07747

Kevin Whalen                        Class A common stock             1,055,000             *
750 Highway 34
Matawan, New Jersey  07747

Sole Director and All Officers
  as a Group                        Class A common stock         4,849,549,530         89.4%
750 Highway 34                      Class B common stock             2,406,801        100.0%
Matawan, New Jersey  07747

Cornell Capital Partners, LP        Class A common stock        151,877,430(5)         20.9%
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302

----------
(1) Applicable percentage of ownership is based on 573,590,263 shares of Class A common stock outstanding as of January 15, 2003, together with securities exercisable or convertible into shares of Class A common stock within 60 days of January 15, 2003 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Class A common stock subject to securities exercisable or convertible into shares of Class A common stock that are currently exercisable or exercisable within 60 days of January 15, 2003 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 450,000 shares of our Class A common stock held by Mr. Mahoney's minor children; 1,858,875 shares of Class B common stock indebtedness that have the voting power of, and may be converted into 3,717,750,000 shares of Class A common stock; and the right to receive 547,926 shares of Class B common stock upon conversion of outstanding indebtedness that may be converted into 1,095,852,000 shares of Class A common stock.

(3) The shares of Class B common stock held by Mr. Mahoney have the voting power of, and may be converted into 4,813,602,000 shares of Class A common stock. iVoice does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, Mr. Mahoney, iVoice's President and Chief Executive Officer, has agreed not to convert 75% of his shares of Class B common stock until such time as the accompanying registration statement is no longer effective or until iVoice has increased the number of authorized shares of Class A common stock.

(4) Pursuant to the Promissory Note and Security Agreement executed by Mr. Mahoney and iVoice, Inc. on March 20, 2001, Mr. Mahoney may at his option convert amounts owed to him for monies loaned to iVoice from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock unreimbursed expenses and interest on the unpaid balance at an amount equal to (i) one Class B share for each dollar owed or (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that Mr. Mahoney has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under the notes due to Mr. Mahoney, whichever the he chooses. At January 15, 2003, the total note balance equaled $547,926 representing 547,926 Class B common shares and subsequently convertible into 1,095,852,000 Class A common shares.

(5) This consists of promissory notes that are convertible into 151,877,430 shares of Class A common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On October 15, 2002, our stockholders approved a change in this conversion price of our Class B common stock held by Mr. Mahoney, our President and Chief Executive Officer. On January 13, 2003, we amended our certificate of incorporation with the State of Delaware and as a result of this change, the Class B common stock is convertible into the number of shares of Class A common stock determined by dividing the number of Class B common stock being converted by 50% of the lowest price that iVoice had previously issued its Class A common stock. Previously, each share of Class B common stock was convertible in to 100 shares of class A common stock. Accordingly, the number of shares of Class A common stock to be received by Mr. Mahoney upon the conversion of the Class B common stock will be greater as the price of the Class A common stock declines. This will result in greater dilution to our existing and future stockholders because iVoice will be obligated to issue a greater number of shares of Class A common stock conversion of the Class B common stock than order the prior conversion price. Mr. Mahoney will not experience such dilution with respect to his Class B common stock because the conversion price will decline as the price of the Class A common stock declines.

        During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of iVoice has sold personal holdings of iVoice's Class A common shares and has loaned the proceeds of these sales to iVoice to fund its working capital requirements. iVoice has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

        As of January 15, 2003, the outstanding loan balance including monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $547,629.

        On August 13, 2002, the board of directors approved amendments to the Promissory Note payable to Jerome Mahoney, iVoice President and Chief Executive Officer, for monies loaned to iVoice from the proceeds of stock sales of personal holdings of iVoice Class A common stock, unpaid compensation, income taxes incurred from the sale of Company stock and unreimbursed expenses. The change allows for the conversion of amounts due under the Promissory Note into either (i) one Class B common stock share of iVoice, Inc., no par value, for each dollar owed, or (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, whichever the Note holder chooses, or (iii) payment of the principal of this Note, before any repayment of interest.

        As of September 30, 2002, the outstanding loan balance including interest, monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $2,009,822. On October 14, 2002 Mr. Mahoney converted $1,504,875 of the amounts owed to him under the promissory note into 1,504,875 shares of Class B common stock. On January 15, 2003, Mr. Mahoney had the ability to convert the remaining amounts owed to him under the promissory note into 547,629 shares of Class B common stock that may subsequently converted into 1,095,852,000 shares of Class A common stock.

        In May 1999, iVoice entered into a five-year employment agreement with Mr. Mahoney. He will serve as President and Chief Executive Officer for a term of five years. As consideration, iVoice agreed to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

        iVoice's assets are subject to a Security Agreement with Mr. Mahoney.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

        Our common stock is quoted on the OTC Bulletin Board under the symbol "IVOC." The following table shows the high and low closing prices for the periods indicated.

                                        HIGH             LOW
              2000
              First Quarter           $5.9375          $0.2900
              Second Quarter          $2.2812          $0.3438
              Third Quarter           $0.7031          $0.3281
              Fourth Quarter          $0.4900          $0.0950

              2001
              First Quarter           $0.4000          $0.0950
              Second Quarter          $0.1700          $0.0500
              Third Quarter           $0.0820          $0.0430
              Fourth Quarter          $0.0900          $0.0400

              2002
              First Quarter           $0.0590          $0.0270
              Second Quarter          $0.0380          $0.0120
              Third Quarter           $0.0170          $0.0013
              Fourth Quarter          $0.0031          $0.0009

HOLDERS OF COMMON EQUITY

        As of January 15, 2003, the number of record holders of our common shares was approximately 559.

DIVIDEND INFORMATION

        To date, iVoice has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SALES OF UNREGISTERED SECURITIES

       YEAR ENDED DECEMBER 31, 2002. iVoice issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

       In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

       iVoice issued 10,000 shares of its Class A common stock for partial payment of leasehold improvements valued at $540.

       iVoice issued 2,250,000 shares of Class A common stock for legal services valued at $45,000.

       iVoice issued 505,921 shares of Class A common stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest on its 8% Convertible Debentures.

       iVoice issued 7,229,230 shares of Class A common stock for the conversion of $64,000 in debenture principal and 4,279,750 shares of Class A Common Stock for the conversion of $93,085 in accrued interest on its outstanding 12% Convertible Debentures.

       iVoice issued 6,200,000 shares of its Class A common stock for fees and services associated with the financing iVoice issued 19,464,744 shares of its Class A common stock for the conversion of $71,483 in debenture principal on its 5% Convertible Debentures.

       iVoice issued 36,675,000 shares for repayment of $93,453 in principal on a $250,000 note payable issued for an advance on the equity line financing with Cornell Capital Partners, LP.

       During the nine months ending September 30, 2002, we issued the following options and warrants:

       o On August 23, 2002, iVoice issued, to an employee, an option to purchase 5,000,000 shares of iVoice Class A common stock at a price of $.009 per share. The options vest at 25% per year and have a five-year expiration from date of issue.

        In June 2002, iVoice issued 5,500,000 shares of Class A common stock to Cornell Capital Partners, L.P., 500,000 shares of Class A common stock to Westrock Advisors and 200,000 shares of Class A common stock to Seth A Farbman, all in connection with the Equity Line of Credit. These shares were valued at $110,000, $10,000 and $4,000, respectively.

        In May 2002, iVoice issued 2,250,000 shares of Class A common stock to Lawrence A. Muenz for legal services rendered. These legal services were valued at $45,000.

        In April and May 2002, iVoice issued 2,741,331 shares of Class A common stock for the conversion of $29,823.64 of convertible debentures.

        In February 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVoice's Class A common stock. The issuance of these shares is conditioned upon iVoice registering these shares with the Securities and Exchange Commission.

        In June 2002, iVoice raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. All amounts outstanding under these convertible debentures have been redeemed. iVoice issued 129,645,133 shares of Class A common stock upon conversion of $185,000 in principal and $4,725 in interest due under the debentures.

        YEAR ENDED  DECEMBER  31,  2001.  In the year ending  December 31, 2001,
iVoice  issued  the  following  unregistered   securities  pursuant  to  various
exemptions from registration under the Securities Act of 1933:

        We issued 15,194,287 shares of Class A common stock for services valued at $918,905.

        We issued 9,829,204 shares of Class A common stock for the conversion of $402,201 in debenture principal and 317,576 shares of Class A common stock for $13,885 in accrued interest.

        We issued 2,128,000 shares of Class A common stock valued at $211,080 to settle disputes arising from financing agreements.

        We issued 1,172,000 shares of Class A common stock to Swartz Private Equity, LLC under the terms of a financing agreement for net proceeds of $129,931.

        We issued $425,000 of 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.

        We issued 2,183,834 shares of our Class A common stock at various times during the year as compensation to employees valued at $234,432.

        On January 30, 2001, we issued 328,951 shares of our Class A common stock as repayment of amounts owed to related parties valued at $75,659.

        On November 20, 2001, we issued 1,000,000 shares of our Class A common stock for the conversion of 10,000 shares of our Class B common stock.

        During 2001, we issued the following options and warrants:

        o Options to purchase 1,655,000 shares of Class A common stock to employees at an average price of $0.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

        o Warrants to purchase 404,510 shares of Class A common stock with an average exercise price of $0.1220, to Swartz Private Equity, LLC as draw-down fees under a financing agreement. The warrants expire five years from the date of issue.

        o Warrants to purchase a total of 343,750 shares of Class A common stock with an exercise price of $0.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of 8% convertible debentures, pursuant to a subscription agreement. The warrants expire five years from the date of issue.

        o Warrants to purchase 18,000,000 shares of Class A common stock with an exercise price of $0.055 to the EMCO\Hanover Group, Inc. pursuant to a consulting agreement with them. We issued 18,000,000 shares of Class A common stock for the exercise of this warrant.

        o Warrants to purchase a total of 250,000 shares of Class A common stock at $0.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of 8% convertible debentures pursuant to an subscription agreement. The warrants are exercisable at any time prior to their five year expiration and carry a cash or cashless exercise at the option of the holders.

        YEAR ENDED DECEMBER 31, 2000. On February 10, 2000, iVoice settled a $4,500,000 lawsuit by issuing 2,000,000 shares of Class A common stock. These shares were valued at $300,000 on the date of issuance.

        On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

        During the year ended December 31, 2000, iVoice issued 848,718 shares of Class A common stock for services valued at $518,155.

        On April 24, 2000, iVoice issued 50,000 shares of Class A common stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc.

        During the year ended December 31, 2000, iVoice issued 80,000 shares of Class A common stock as compensation to employees valued at $69,938.

        During the year ended December 31, 2000, iVoice issued 9,000,000 shares of Class A common stock upon the exercise of options at $0.033 per share for a total of $297,000.

        During the year ended December 31, 2000, iVoice issued 33,600,000 shares of Class A common stock for the conversion of 336,000 shares of Class B common stock.

        During the year ended December 31, 2000, iVoice issued 1,007,287 shares of Class A common stock for the conversion of $163,000 in principal on its outstanding 12% convertible debentures.

        During the year ended December 31, 2000, iVoice issued 1,240,047 shares of Class A common stock for cash totaling $746,000.

        On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, we issued a warrant to purchase 5,490,000 shares of Class A common stock at $0.484 per share. The warrant expires on August 16, 2005 and contains strike price reset provisions.

        TRANSACTIONS FROM MAY 21, 1999 (THE DATE OF THE MERGER). On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into the predecessor of iVoice, Visual Telephone International, Inc., with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVoice.com, Inc. and later to iVoice, Inc. In connection with the merger, iVoice issued 36,932,364 shares of Class A common stock to the shareholders of International Voice Technologies. On the date of issuance, these shares were valued at $138,000.

        In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of Class A common stock and 700,000 shares of Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments received 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

        On May 22, 1999, iVoice issued 400,000 shares of Class A common stock to Lawrence A. Muenz for legal services. These shares were valued at $32,000 on the date of issuance.

        On May 22, 1999, iVoice issued 10,000 shares of Class A common stock to Ron Vance for consulting services. These shares were valued at $800 on the date of issuance.

        On June 15, 1999, iVoice issued 3,200,000 shares of Class A common stock to Suraj Tschand for the purchase of software codes. These shares were valued at $544,000 on the date of issuance.

        On June 22, 1999, iVoice issued 418,799 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $87,949 on the date of issuance.

        On July 12, 1999, iVoice issued 445,655 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $93,589 on the date of issuance.

        On August 16, 1999, iVoice issued 116,845 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $59,591 on the date of issuance.

        On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to John Mahoney for services. These shares were valued at $7,000 on the date of issuance. John Mahoney is the father of Jerry Mahoney, iVoice's President, Chief Executive Officer and sole director.

        On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to Daniel Timpone for services. These shares were valued at $7,000 on the date of issuance.

        On August 31, 1999, iVoice issued 100,000 shares of Class A common stock to RFG, Inc. for services. These shares were valued at $14,000 on the date of issuance.

        In October 1999, iVoice issued 12% debentures that were convertible into shares of iVoice's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 10,017,819 shares of iVoice's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

        On November 1, 1999, iVoice issued 250,000 shares of Class A common stock to Leo Pudlo as employee compensation. These shares were valued at $87,500 on the date of issuance.

        On November 23, 1999, iVoice issued 20,000 shares of Class A common stock to Jason Christman for services. These shares were valued at $2,800 on the date of issuance.

        On November 23, 1999, iVoice issued 100,000 shares of Class A common stock to Merle Katz upon the exercise of options. These shares were valued at $14,000 on the date of issuance.

        We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice, after approval by our legal counsel. iVoice believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice also believes that the investors had access to the same type of information as would be contained in a registration statement.

                            DESCRIPTION OF SECURITIES

        Pursuant to our certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A common stock, par value $0.0001 per share, 50,000,000 shares of Class B common stock, no par value and 1,000,000 shares of preferred stock, par value of $1.00 per share. Below is a description of iVoice's outstanding securities, including Class A common stock, Class B common stock, options, warrants and debt.

        iVoice does not have a sufficient number of authorized shares of Class A common stock in order to honor the exercise or conversion of all outstanding options, warrants, debentures and Class B common stock. Accordingly, Mr.
Mahoney, iVoice's President and Chief Executive Officer, has agreed not to convert 75% of his shares of Class B common stock until such time as the accompanying registration statement is no longer effective or until iVoice has increased the number of authorized shares of Class A common stock.

CLASS A COMMON STOCK

        Each holder of our Class A common stock is entitled to one vote for each share held of record. Holders of our Class A common stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A common stock are entitled to receive our net assets pro rata. Each holder of Class A common stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

        As of January 15, 2003, iVoice had 573,590,263 shares of Class A common stock outstanding.

CLASS B COMMON STOCK

        Each holder of Class B common stock has voting rights equal to 100 shares of Class A common stock. Holders of Class B common stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A common stock. Jerome R. Mahoney is the sole owner of the Class B common stock, of which there are 50,000,000 shares authorized and 354,000 shares issued and outstanding as of January 15, 2003. A holder of Class B common stock has the right to convert each share of Class B common stock into the number of shares of Class A common stock determined by dividing the number of Class B common stock being converted by 50% of the lowest price that iVoice had previously issued its Class A common stock. On January 15, 2003, these shares of Class B common stock were convertible into 4,813,602,000 shares of Class A common stock. Upon our liquidation, dissolution, or winding-up, holders of Class B common stock will not be entitled to receive any distributions.

PREFERRED STOCK

        On August 24, 2001, we filed an amendment to our certificate of incorporation, authorizing us to issue 1,000,000 shares of preferred stock, par value $1.00 per share. As of January 15, 2003, we have not issued any shares of preferred stock.

        Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

        o the number of shares constituting that series and the distinctive designation of that series;

        o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

        o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

        o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

        o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of iVoice, and the relative rights of priority, if any, of payment of shares of that series; and

        o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

        If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of preferred stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

OPTIONS AND WARRANTS

        As of January 15, 2003, our employees held options and warrants to purchase 6,891,083 shares of our Class A common stock. These options were granted to our employees under our 1999 Stock Option Plan. The exercise prices ranged from $0.009 to $3.75 per share. All options issued to employees vest at 25% per year and expire in 5 years. Of that total, 705,333 of the options were exercisable, at a weighted average exercise price of $0.576 per share.

        As of January 15, 2003, we had outstanding, to persons other than employees, options and warrants to purchase 6,558,260 shares of our Class A common stock. These warrants have exercise prices ranging from $0.047 per share to $2.00 per share, with a weighted average exercise price of $0.135 per share. These warrants will expire at various times until May 1, 2006.

DEBT

        As of January 15, 2003, we had outstanding convertible debentures that are convertible into iVoice's Class A common stock at the option of the holder.

        On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements. All amounts outstanding under these debentures have been satisfied by the issuance of shares of capital stock.

        In June 2002, iVoice raised $255,000 from the sale of 5% convertible debentures. These debentures were convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or (b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. We issued a total of 129,645,133 Class A common shares upon conversion of $189,725 in outstanding principal and interest. The balance of $70,000 was repaid in cash. As a result, all of the 5% convertible debentures have been repaid in full.

       In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

TRANSFER AGENT

        iVoice's transfer agent is Fidelity Transfer Company. Its address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484-7222.

LIMITATION OF LIABILITY:  INDEMNIFICATION

        Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of iVoice to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of iVoice.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of iVoice pursuant to the foregoing, or otherwise, iVoice has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

        AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of iVoice that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with iVoice's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

        The financial statements for the year ended December 31, 2001 included in the Prospectus have been audited by Mendlowitz Weitsen, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding iVoice's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        On February 9, 2001, iVoice dismissed Merdinger, Fruchter, Rosen & Corso ("MFR&C") as its independent accountants. The dismissal was approved by iVoice's Board of Directors. The reports of MFR&C on iVoice's financial statements for past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports contained an explanatory paragraph expressing substantial doubt regarding iVoice's ability to continue as a going concern.

        On February 9, 2001, iVoice retained the firm of Mendlowitz Weitsen, LLP as its new independent accountants. Prior to engaging Mendlowitz Weitsen, LLP, iVoice did not consult with Mendlowitz Weitsen, LLP, on any accounting, auditing, financial reporting or any other matters.

                                  LEGAL MATTERS

        Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                  IVOICE, INC.
                              FINANCIAL STATEMENTS


                                TABLE OF CONTENTS
                                -----------------


Financial Statements as of September 30, 2002

       Balance Sheet - September 30, 2002 (Unaudited)                       F-1

       Statements of Operation -
       For the three months ended September 30, 2002 and 2001               F-2

       Statements of Cash Flows -
       For the three months ended September 30, 2002 and 2001               F-3

       Notes to the financial statements                                    F-4

Financial Statements as of December 31, 2001 and 2001

       Independent Auditors' Report                                        F-10

       Balance Sheets as of December 31, 2001 and 2000                     F-11

       Statements of Operations for the Years ended December 31,
         2001 and 2000                                                     F-12

       Statements  of  Stockholders'  Deficiency  for the Years
         Ended  December 31, 2001 and 2000                                 F-13

       Statements of Cash Flows for the Years Ended December 31,
         2001 and 2000                                                     F-17

       Notes to the financial statements                                   F-20

                                  IVOICE, INC.
                                 BALANCE SHEETS
                               SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                          $316,982
  Accounts receivable, net of allowance for doubtful accounts of $7,000                55,087
  Inventory                                                                            12,463
  Prepaid expenses and other current assets                                             6,182
                                                                                -------------
     Total current assets                                                             390,714

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $76,628                     79,409

OTHER ASSETS
  Other Receivable                                                                     67,650
  Software license costs, net of accumulated amortization of $353,600                 190,400
  Intangible assets, net of accumulated amortization of $30,885                       263,016
  Deposits and other assets                                                            11,726
                                                                                -------------
     Total other assets                                                               532,792
                                                                                -------------

     TOTAL ASSETS                                                                  $1,002,915
                                                                                =============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts payable and accrued expenses                                              $275,469
  Obligations under capital leases - current                                           23,390
  Notes Payable - Note 3                                                              156,547
  Billings in excess of estimated costs on uncompleted jobs                            24,313
  Due to related parties - Note 4                                                   2,009,822
  12% Convertible debentures - Note 2                                                 130,800
  5% Convertible debentures - Note 2                                                  183,517
                                                                                -------------
     Total current liabilities                                                      2,803,858
                                                                                -------------
LONG-TERM DEBT                                                                              -
  Total liabilities                                                                 2,803,858
                                                                                -------------

COMMITMENTS AND CONTINGENCIES - Note 5                                                      -
                                                                                -------------

STOCKHOLDERS' DEFICIENCY
  Preferred stock, par value $1.00; authorized 1,000,000
   shares, no shares issued or outstanding                                                  -
  Common stock, Class A - par value $.001; authorized 600,000,000
   shares, 230,822,928 issued and 230,222,928 shares outstanding                    1,251,978
  Common stock, Class B - no par value; authorized 3,000,000
   shares; 700,000 shares issued; 354,000 shares outstanding                               36
  Treasury stock, 600,000 Class A shares, at cost                                    (28,800)
  Additional paid in capital                                                       11,067,350
  Accumulated deficit                                                            (14,091,507)
                                                                                -------------
     Total stockholders' deficiency                                               (1,800,943)
                                                                                -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                     $1,002,915
                                                                                =============

     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                 FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                  ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                 --------------------           ---------------------
                                                    2002       2001               2002         2001
                                                 ---------  ---------           ---------   ---------
SALES, net                                    $    140,614  $   87,043    $     458,353  $    303,948

COST OF SALES                                       38,337      31,161          139,774       130,279
                                              ------------  ----------    -------------  ------------
GROSS PROFIT                                       102,277      55,882          318,579       173,669
                                              ------------  ----------    -------------  ------------
SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
  Selling expenses                                  35,341      31,171           93,270       138,470
  General and administrative expenses              213,890     349,489        1,232,108     1,653,307
  Research and development                          57,682      90,389          170,819       320,475
  Bad debt expense                                       -           -            3,000        23,308
  Depreciation and amortization                     41,200      40,539          122,101       120,718
                                              ------------  ----------    -------------  ------------
Total  selling,  general and
 administrative expenses                           348,113     511,588        1,621,298     2,256,278
                                              ------------  ----------    -------------  ------------

LOSS FROM OPERATIONS                             (245,836)   (455,706)      (1,302,719)   (2,082,609)

OTHER INCOME (EXPENSE)
  Non-recurring expense                            (9,243)           -          (9,243)     (352,706)
  Other Income                                           -           -           28,800             -
  Interest expense                                (47,461)    (36,782)        (377,476)     (107,591)
                                              ------------  ----------    -------------  ------------
Total other income (expense)                      (56,704)    (36,782)        (357,919)     (460,297)
                                              ------------  ----------    -------------  ------------

LOSS BEFORE INCOME TAXES                         (302,540)   (492,488)      (1,660,638)   (2,542,906)

PROVISION FOR INCOME TAXES                               -           -                -             -
                                              ------------  ----------    -------------  ------------

NET LOSS                                      $  (302,540)  $(492,488)    $ (1,660,638)  $(2,542,906)
                                              ============  ==========    =============  ============
NET LOSS PER COMMON SHARE
  Basic                                       $     (0.00)  $   (0.00)    $      (0.01)  $     (0.02)
                                              ============  ==========    =============  ============
  Diluted                                     $     (0.00)  $   (0.00)    $      (0.01)  $     (0.02)
                                              ============  ==========    =============  ============

     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                    FOR THE NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                --------------------------------
                                                      2002              2001
                                                ----------------  --------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                        $ (1,660,638)    $ (2,542,906)
  Adjustments to reconcile net loss to net
  cash used in operating activities
  Depreciation                                           30,357           29,274
  Amortization of prepaid expense                       326,667                -
  Amortization of intangibles                             9,843            9,843
  Amortization of software license                       81,600           81,600
  Bad debt expense                                        3,000           23,308
  Forfeited employee stock compensation                (28,800)                -
  Discounts on stock options                            316,750                -
  Debt issue costs                                      216,977          157,697
  Common stock issued for consulting services            45,000          300,138
  Common stock issued for compensation                        -          224,000
  Common stock issued for settlements                         -          211,080
  Common stock issued for interest                       10,735            6,559
  Changes in certain assets and liabilities:
   Accounts receivable                                 (20,803)           17,560
   Inventory                                              8,123              537
   Accounts payable and accrued liabilities             196,760          680,199
   Deferred revenue                                    (19,304)           28,294
   Other assets                                             686           87,658
                                                  -------------    -------------
Total cash used in operating activities               (483,047)        (685,159)
                                                  -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                    (2,641)          (1,872)
  Purchase of goodwill and other intangibles            (1,560)          (3,390)
Total cash used in investing activities                 (4,201)          (5,262)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                              102,696          129,931
  Collections on stock subscriptions                    317,000                -
  Proceeds from related party loans                       3,000          264,000
  Repayment of related party loans                     (90,000)                -
  Proceeds from note payable                            250,000                -
  Repayment of notes payable                           (93,453)                -
  Repayment of capital lease obligations               (25,556)         (20,682)
  Sale of convertible debentures                        255,000          275,000
                                                  -------------    -------------
Total cash provided by financing activities             718,687          648,249
                                                  -------------    -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS               231,439         (42,172)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD          85,543           55,349
                                                  -------------    -------------
CASH AND CASH EQUIVALENTS - END OF PERIOD         $     316,982    $      13,177
                                                  =============    =============

     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                 FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                              --------------------------------
                                                    2002             2001
                                              ---------------   --------------

CASH PAID DURING THE PERIOD FOR:

  Interest expense                             $      6,104      $     10,976
                                              ===============   ==============
  Income taxes                                 $          -      $          -
                                              ===============   ==============

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

SEPTEMBER 30, 2002
------------------

a.) During the nine months ended September 30, 2002, iVoice issued 10,000 shares as partial payment for leasehold improvements valued at $540.

b.) During the nine months ended September 30, 2002, iVoice issued 2,250,000 shares of Class A common stock for legal services valued at $45,000.

c.) During the nine months ended September 30, 2002, iVoice issued 6,200,000 shares of its Class A common stock for fees and services associated with the financing agreement with Cornell Capital, LP, valued at $117,800.

d.) During the nine months ended September 30, 2002, iVoice retained 600,000 shares previously issued to an employee as compensation. These shares were deemed as not having been vested with the terminated employee and were recorded as treasury stock at a value of $28,800.

e.) During the nine months ended September 30, 2002, iVoice issued 4,364,516 shares of its Class A common stock for interest on its outstanding Convertible Debentures valued at $95,679. Of this amount $10,735 reflects interest incurred in the current period and $84,944 represents amounts accrued in prior periods.

f.) During the nine months ended September 30, 2002, iVoice issued 505,921 shares of its Class A common stock for the repayment of $15,000 in principal on its 8% Convertible Debentures.

g.) During the nine months ended September 30, 2002, iVoice issued 7,229,230 shares of its Class A common stock for the repayment of $64,000 in principal on its 12% Convertible Debentures.

h.)     During  the  nine  months  ended  September  30,  2002,   iVoice  issued
        19,464,744 shares of its Class A common stock for the repayment of $71,483 in principal on its 5% Convertible Debentures.


     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES - Continued

SEPTEMBER 30, 2001:
-------------------

a.) During the nine months ended September 30, 2001, iVoice issued 12,194,287 shares of its Class A common stock for services valued at $897,055. iVoice has registered for resale with the SEC, 10,600,000 of these issued shares during this nine-month period.

b.) During the nine months ended September 30, 2001, iVoice issued 2,020,834 restricted shares of its Class A common stock as compensation valued at $224,000.

c.) During the nine months ended September 30, 2001, iVoice issued 828,000 registered shares and 850,000 restricted shares of its Class A common stock as payment for termination of the Swartz Financing Agreement valued at $154,830.

d.) During the nine months ended September 30, 2001, iVoice issued 450,000 restricted shares of its Class A common stock to a holder of its 12% convertible debentures as settlement for failure to register shares under the registration rights agreement related to the 12% convertible debentures valued at $56,250.

e.) During the nine months ended September 30, 2001, iVoice issued 328,951 restricted shares of its Class A common stock as repayment of amounts owed to related parties valued at $75,659.

f.) During the nine months ended September 30, 2001, iVoice issued 2,892,628 restricted shares of its Class A common stock for the repayment of $142,200 in principal on its 12% Convertible Debentures.

g.) During the nine months ended September 30, 2001, iVoice issued 104,110 restricted shares of its Class A common stock for interest on its 12% Convertible Debentures valued at $6,559.

h.) During the nine months ended September 30, 2001, iVoice issued $275,000 of its 8% convertible debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $68,750 was recorded as a prepaid debt issue cost and will be amortized over the life of the debt.


     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002

NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

        The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

        For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended December 31, 2001.

        The result of operations for the nine-month periods ended September 30, 2002 and 2001 are not necessarily indicative of the results to be expected for the full year.

        The accompanying financial statements have been prepared assuming that iVoice will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. iVoice has incurred accumulated net losses totaling $14,091,507 as of September 30, 2002, and has had periodic cash flow difficulties, which raise substantial doubt of iVoice's ability to continue as a going concern.

        To date, iVoice has funded its operations through the issuances of convertible debt, proceeds from exercised warrants, sales of its Class A common stock, collections from the sale of company products and loans from its principal stockholder, the proceeds of which are derived from sales of this principal stockholder's personal holdings of iVoice's Class A common stock.

        iVoice operates in an industry segment having inherent risks generally associated with small technology companies. Such risks include, but are not limited to, the ability to: a) generate sales of its product at levels sufficient to cover its costs and provide a return for investors,
        b) attract additional capital in order to finance growth, c) further develop and successfully market and distribute commercial products and
        d) successfully compete with other technology companies having financial, production and marketing resources significantly greater than those of iVoice.

        iVoice recently entered into financing agreement with Cornell Capital, LP that will require the issuance of additional equity as described in
        Note  4  of  these  financial   statements.   Management  believes  that
        appropriate funding will be generated by the financing agreement with Cornell enabling iVoice to continue operations through the current fiscal year. Management is also confident that future product sales will generate necessary cash flow, reducing iVoice's need for additional financing. It should be noted however, that no assurance can be given that these future sales will materialize or that additional necessary funding can be raised.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EARNINGS PER SHARE

        SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

        The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:


                          THREE MONTHS ENDED               NINE MONTHS ENDED
                            SEPTEMBER 30,                     SEPTEMBER 30,
                      --------------------------       -------------------------
                         2002            2001             2002           2001
                      -----------    -----------       -----------   -----------
Basic and Diluted     196,507,632    132,577,874       172,613,099   117,196,212

NOTE 2 - CONVERTIBLE DEBENTURES

        iVoice has previously issued convertible debentures consisting of ten notes payable totaling $500,000 bearing interest at 12% per annum and payable on December 1, 2000. These debentures are convertible into shares of iVoice's Class A Common Stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of September 30, 2002, $396,200 in principal of the 12% debentures and $99,644 in accrued interest had been converted into 14,505,718 shares of iVoice's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at September 30, 2002 was $130,800, plus accrued interest of $18,814.

        iVoice has reached settlement terms with one previous holder of debentures regarding the interest and penalties demanded under default by this former holder whereby iVoice has issued 450,000 shares to this former holder in full settlement of their claim.

        On June 11, 2002, iVoice entered into a subscription agreement with certain purchasers to issue $255,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into iVoice's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002

NOTE 2 - CONVERTIBLE DEBENTURES - CONTINUED

        As of September 30, 2002, $71,483 in principal of the 5% debentures had been converted into 19,464,744 shares of iVoice's Class A common stock. Total outstanding principal balance of the 5% convertible debentures at September 30, 2002 was $183,517, plus accrued interest of $3,481.

NOTE 3 - NOTE PAYABLE

        On August 20, 2002 iVoice issued a promissory note payable to Cornell Capital Partners, LP in the amount of $250,000 for an advance on the equity-line financing agreement entered into with Cornell in June, 2002.

        The note matures 120 days from the date of issue with interest accruing at 8% per annum on any balance left unpaid after the 120-day maturity date. It is anticipated that the note will be fully repaid with Class A common stock issuable under the equity-line financing agreement with Cornell Capital. At September 30, 2002, a total of $93,453 has been repaid through the issuance of 36,675,000 Class A common shares of iVoice's stock leaving an unpaid balance of $156,547.

NOTE 4 - DUE TO RELATED PARTY

        During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of iVoice has sold personal holdings of iVoice's Class A common shares and has loaned the proceeds of these sales to iVoice to fund its working capital requirements. iVoice has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

        As of September 30, 2002, the outstanding loan balance including monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock and unreimbursed expenses, totaled $2,009,822.

        On August 13, 2002, the board of directors approved amendments to the Promissory Note payable to Jerome Mahoney, iVoice President and Chief Executive Officer, for monies loaned to iVoice from the proceeds of stock sales of personal holdings of iVoice Class A common stock, unpaid compensation, income taxes incurred from the sale of Company stock and unreimbursed expenses. The change allows for the conversion of amounts due under the Promissory Note into either (i) one Class B common stock share of iVoice, Inc., no par value, for each dollar owed, or (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, whichever the Note holder chooses, or (iii) payment of the principal of this Note, before any repayment of interest.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002

NOTE 5 - COMMITMENTS AND CONTINGENCIES

        In June 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million to raise capital to fund our working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Pursuant to the agreement with Cornell Capital Partners, LP, we registered for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission which was filed on July 2, 2002 and later amended on August 8, 2002. On August 14, 2002, the Securities and Exchange Commission declared the Form SB-2 filed effective. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective. On August 20, 2002 we issued a $250,000 promissory note for an advance on the equity-line of credit with Cornell as described in Note 3 of these financial statements.

        In May 1999, iVoice entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as iVoice's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, iVoice agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

        On August 2, 2002 we reached a settlement agreement with Business Staffing, Inc. who filed a lawsuit against iVoice in the amount of $37,250 for non-payment of placement services provided in the year 2000. The settlement agreement requires iVoice to pay Business Staffing, Inc. $13,500 payable in 10 monthly instalments.

        iVoice has filed suit against PanAm Wireless, Inc. the parent company of Celpage, Inc. for breach of contract related to the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. PanAm has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Subsequent to the filing and in response to our claim, PanAm Wireless has entered a counterclaim against iVoice alleging iVoice's failure to supply PanAm Wireless with the required equipment and that the system did not provide the specified services specified in their purchase order. iVoice denies PanAm Wireless' counterclaim allegations and intends to vigorously defend itself in this suit.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002


NOTE 6 - CAPITAL LEASE OBLIGATIONS

        During the year ended December 31, 2000, iVoice incurred two capital lease obligations totaling $92,895 in connection with the acquisition of computers and office furniture.

        The future minimum lease payments due under the capital leases at September 30, 2002 are follows:

            Lease  payable  for  computer  equipment,
            payable  at $1,367 per month, including
            interest at 22.31%.
            Final payment is due June 2003.                         $    11,233

            Lease payable for furniture, payable at $2,151 per
            month, including interest at 20.79%.  Final payment
            due April 2003.                                              12,157
                                                                  -------------
            Present value of net minimum lease payments             $    23,390
                                                                  =============

            The future minimum lease payments                       $    25,206
            Less amount representing interest                             1,816
                                                                  -------------
            Present value of net minimum lease payments                  23,390
            Less current portion                                         23,390
                                                                  -------------
            Long term capital lease obligations                     $         -
                                                                  =============


NOTE 7 - COMMON STOCK

        In August 2001, iVoice amended its Certificate of Incorporation to change the par value of its Class A common stock from $.01 to $.001 and to increase the number of shares iVoice is authorized to issue of its Class A common stock from 150,000,000 to 600,000,000 and its Class B common stock from 700,000 to 3,000,000. The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

A)      CLASS A COMMON STOCK

        Class A common stock consists of the following as of September 30, 2002:
        600,000,000 shares of authorized common stock with a par value of $.001. Class A stock has voting rights of 1:1 and as of September 30, 2002, 230,822,928 shares were issued and 230,222,928 shares were outstanding.

        Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. iVoice has never paid any dividends on its Common Stock.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002


NOTE 7 - COMMON STOCK - CONTINUED

        For the nine months ended September 30, 2002, iVoice had the following transactions:

        1.) iVoice issued 10,000 shares of its Class A Common Stock for partial payment of leasehold improvements valued at $540.

        2.) iVoice issued 2,250,000 shares of Class A Common Stock for legal services valued at $45,000.

        3.) iVoice issued 505,921 shares of Class A Common Stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest on its 8% Convertible Debentures.

        4.) iVoice issued 7,229,230 shares of Class A Common Stock for the conversion of $64,000 in debenture principal and 4,279,750 shares of Class A Common Stock for the conversion of $93,085 in accrued interest on its outstanding 12% Convertible Debentures.

        5.) iVoice issued 6,200,000 shares of its Class A common stock for fees and services associated with the financing agreement with Cornell Capital, LP, valued at $117,800.

        6.) iVoice issued 19,464,744 shares of its Class A common stock for the conversion of $71,483 in debenture principal on its 5% Convertible Debentures

        7.) iVoice issued 36,675,000 shares for repayment of $93,453 in principal on a $250,000 note payable issued for an advance on the equity line financing with Cornell Capital Partners, LP

B)      CLASS B COMMON STOCK

        Class B Common Stock consists of 3,000,000 shares of authorized common stock with no par value. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. As of September 30, 2002, 700,000 shares were issued; and 354,000 shares were outstanding. Class B common stockholders are not entitled to receive dividends.

C)      PREFERRED STOCK

        Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of September 30, 2002, no shares were issued or outstanding.

                                  IVOICE, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                               SEPTEMBER 30, 2002

NOTE 8 - OPTIONS & WARRANTS

        For the nine-month period ending September 30, 2002, the following options were issued:

        a.) iVoice issued, to an employee, an option to purchase 5,000,000 shares of iVoice Class A Common Stock at a price of $.009 per share. The options vest at 25% per year and have a five-year expiration from date of issue

        iVoice has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and its related interpretations in accounting for its plan. It does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties.

                                  IVOICE, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2001

                          MENDLOWITZ WEITSEN, LLP, CPAS
               K2 BRIER HILL COURT, EAST BRUNSWICK, NJ 08816-3341
            TEL: 732.613.9700 FAX: 732.613.9705 E-MAIL: MW@MWLLP.COM


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


TO THE BOARD OF DIRECTORS AND STOCKHOLDERS' OF
IVOICE, INC.
Matawan, New Jersey

We have audited the accompanying balance sheets of IVOICE, INC. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of iVoice's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IVOICE, INC. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that iVoice will continue as a going concern. As discussed in Note 1(a), iVoice had net losses and negative cash flows from operations for the years ended December 31, 2001 and 2000, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(a). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                     MENDLOWITZ WEITSEN, LLP

East Brunswick, New Jersey
February 11, 2002

                                  IVOICE, INC.
                                 BALANCE SHEETS

                                                                                   DECEMBER 31,
                                                                            -------------------------
                                 ASSETS                                        2001           2000
                                 ------                                     -----------    ----------
CURRENT ASSETS
  Cash and cash equivalents                                                 $    85,543    $   55,349
  Accounts receivable,  net of allowance for doubtful accounts of $4,000         37,284       292,554
   and $31,025
  Inventory                                                                      20,586        20,228
  Prepaid expenses and other current assets                                     331,361       164,711
                                                                            -----------    ----------
   Total current assets                                                         474,774       532,842
                                                                            -----------    ----------

PROPERTY AND EQUIPMENT, NET                                                     106,585       140,921
                                                                            -----------    ----------
OTHER ASSETS
  Other receivable                                                               67,650             -
  Software  license costs,  net of accumulated  amortization of $272,000        272,000       380,800
   and $163,200
  Financing costs, net of accumulated amortization of $0 and $1,297              35,427       118,370
  Intangible  assets,  net of  accumulated  amortization  of $21,041 and        271,299       254,584
   $7,917
  Deposits and other assets                                                      13,900        13,900
                                                                            -----------    ----------
   Total other assets                                                           660,276       767,654
                                                                            -----------    ----------
TOTAL ASSETS                                                               $  1,241,635    $1,441,417
                                                                            ===========    ==========

                LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                ----------------------------------------
CURRENT LIABILITIES
  Obligations under capital leases - current                                $    35,018    $   28,339
  Accounts payable and accrued expenses                                       1,454,055       566,337
  Due to related parties                                                        806,419       648,078
  Convertible debentures                                                        359,800       337,000
  Billings in excess of costs and estimated earnings                             43,617       170,237
                                                                            -----------    ----------
   Total current liabilities                                                  2,698,909     1,749,991

LONG-TERM DEBT
  Obligations under capital leases - non-current                                 13,928        48,945
                                                                            -----------    ----------
   Total liabilities                                                          2,712,837     1,798,936
                                                                            -----------    ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
  Preferred stock, $1 par value;  Authorized shares - 1,000,000 in 2001;
   none in 2000 Issued and outstanding shares - none in 2001 and 2000
  Common  stock, Class A - par value $.001 in 2001 and $.01 in 2000
   Authorized shares - 600,000,000 shares in 2001 and 150,000,000 in
     2000
   Issued and  outstanding  shares - 154,123,517 in 2001 and 103,969,715      1,175,278     1,039,697
     in 2000
  Common stock, Class B - no par value
   Authorized shares - 3,000,000 in 2001 and 700,000 in 2000 Issued shares - 700,000
   Outstanding shares  - 354,000 in 2001 and 364,000 in 2000.                        36            37
  Subscription receivable                                                      (783,750)            -
  Additional paid in capital                                                 10,568,103     7,586,182
  Accumulated deficit                                                       (12,430,869)   (8,983,435)
                                                                            -----------    ----------
   Total stockholders' deficiency                                            (1,471,202)     (357,519)
                                                                            -----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                              $ 1,241,635    $1,441,417
                                                                            ===========    ==========


     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                            STATEMENTS OF OPERATIONS

                                                                     FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                               -------------------------------
                                                                  2001                2000
                                                               -----------         -----------
SALES, NET                                                       $ 425,948         $   723,046

COST OF SALES                                                      167,229             302,895
                                                               -----------         -----------

GROSS PROFIT                                                       258,719             420,151
                                                               -----------         -----------

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES
  Selling expenses                                                 165,617             371,272
  General and administrative expenses                            2,297,015           1,662,142
  Research and development                                         387,463             423,467
  Bad debt expense                                                  24,808              75,195
  Depreciation and amortization                                    161,089             146,234
                                                               -----------         -----------

   Total selling, general and administrative expenses            3,035,992           2,678,310
                                                               -----------         -----------

LOSS FROM OPERATIONS                                            (2,777,273)         (2,258,159)

OTHER EXPENSE
  Interest expense                                                (670,161)           (633,220)
                                                               -----------         -----------

LOSS BEFORE INCOME TAXES                                       $(3,447,434)        $(2,891,379)

PROVISION FOR INCOME TAXES                                               -                   -
                                                               -----------         -----------

NET LOSS                                                       $(3,447,434)        $(2,891,379)
                                                               ===========         ===========

NET LOSS PER COMMON SHARE
  Basic                                                        $      (.03)        $      (.03)
                                                               ===========         ===========
  Diluted                                                      $      (.03)        $      (.03)
                                                               ===========         ===========

     The accompanying notes are an integral part of the financial statement.

                                  IVOICE, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                       Common Stock Class A     Common Stock Class B
                                                     ------------------------   ---------------------
                                                       Shares        Amount        Shares     Amount
                                                     -----------  -----------     --------   --------
Balance at January 1, 2001                           103,969,715  $ 1,039,697      364,000    $    37

Issuance of common stock for settlements               2,128,000       21,280            -          -

Issuance of common stock for services                 15,194,287       32,693            -          -

Issuance  of  common  stock for  exercise  of stock   18,000,000       18,000            -          -
  options

Subscriptions received                                         -            -            -          -

Issuance of common stock for cash                      1,172,000       11,720            -          -

Issuance of common stock for compensation              2,183,834       20,371            -          -

Issuance of convertible debentures                             -            -            -          -

Issuance of stock on conversion of Class B shares      1,000,000        1,000     (10,000)         (1)


Issuance of stock for  repayment  of amounts due to      328,951        3,290            -          -
  related parties

Issuance of stock on debenture conversion              9,829,204       25,972            -          -

Issuance of stock on interest conversion                 317,526        1,255            -          -

Net loss for the year ended December 31, 2001                  -            -            -          -
                                                     -----------  -----------      -------    -------

Balance at December 31, 2001                         154,123,517  $ 1,175,278      354,000    $    36
                                                     ===========  ===========      =======    =======

     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
               STATEMENTS OF STOCKHOLDERS' DEFICIENCY (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                Stock        Additional                       Total
                                            Subscriptions     Paid in       Accumulated    Stockholders'
                                             Receivable       Capital         Deficit       Deficiency
                                            -------------   ------------   -------------  ---------------
Balance at January 1, 2001                    $       -     $ 7,586,182    $ (8,983,435)  $  (357,519)

Issuance of common stock for                          -         189,800               -       211,080
  settlements

Issuance of common stock for services                 -         886,212               -       918,905

Issuance of common  stock for  exercise       (990,000)         972,000               -             -
  of stock options

Subscriptions received                          206,250               -                       206,250

Issuance of common stock for cash                     -         153,370               -       165,090

Issuance of common stock for                          -         214,060               -       234,431
  compensation

Issuance of convertible debentures                    -         106,250               -       106,250

Issuance  of  stock  on  conversion  of               -            (999)              -             -
  Class B shares

Issuance  of  stock  for  repayment  of               -          72,369                        75,659
  amounts due to related parties

Issuance of stock on debenture                        -         376,229               -       402,201
  conversion

Issuance of stock on interest                         -          12,630               -        13,885
  conversion

Net loss for the  year  ended  December               -               -      (3,447,434)   (3,447,434)
  31, 2001                                    ----------    -----------    -------------  ------------

Balance at December 31, 2001                  $(783,750)    $10,568,103    $(12,430,869)  $(1,471,202)
                                              ==========    ===========    =============  ============

     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                       Common Stock Class A      Common Stock Class B
                                                     ------------------------    --------------------
                                                       Shares        Amount       Shares      Amount
                                                     -----------   ----------    --------    --------
Balance at January 1, 2000                            54,093,663   $  540,937     700,000      $  70

Issuance of common stock for legal settlement          2,000,000       20,000           -          -

Issuance of common stock for services                    848,718        8,487           -          -


Issuance  of  common  stock for  exercise  of stock    9,100,000       91,000           -          -
  options

Issuance of common stock for cash                      3,240,047       32,400           -          -

Issuance of common stock for compensation                 80,000          800           -          -

Issuance of convertible debentures                             -            -           -          -

Issuance of stock on conversion of Class B shares     33,600,000      336,000    (336,000)       (33)

Issuance of stock on debenture conversion              1,007,287       10,073           -          -

Net loss for the year ended December 31, 2000                  -            -           -          -
                                                     -----------   ----------    --------      -----

Balance at December 31, 2000                         103,969,715   $1,039,697     364,000      $  37
                                                     ===========   ==========    ========      =====

     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                STATEMENT OF STOCKHOLDERS' DEFICIENCY (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

                                                         Additional                         Total
                                                          Paid in      Accumulated       Stockholders'
                                                          Capital        Deficit          Deficiency
                                                        -----------    ------------      -------------
Balance at January 1, 2000                              $ 1,395,671    $ (6,092,056)     $ (4,155,378)

Issuance of common stock for legal settlement             4,480,000               -         4,500,000

Issuance of common stock for services                       509,668               -           518,155

Issuance  of common  stock for  exercise of stock
  options                                                   228,166               -           319,166

Issuance of common stock for cash                           936,579               -           968,979

Issuance of common stock for compensation                    69,138               -            69,938

Issuance of convertible debentures                          150,000               -           150,000

Issuance of stock on conversion of Class B shares          (335,967)              -                 -

Issuance of stock on debenture conversion                   152,927               -           163,000

Net loss for the year ended December 31, 2000                     -      (2,891,379)       (2,891,379)
                                                        -----------    -------------     -------------

Balance at December 31, 2000                            $ 7,586,182    $ (8,983,435)     $   (357,519)
                                                        ===========    =============     =============

     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                            STATEMENTS OF CASH FLOWS

                                                                                 FOR THE YEARS ENDED
                                                                                     DECEMBER 31,
                                                                           -------------------------------
                                                                                2001             2000
                                                                           ------------      -------------
CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                                 $ (3,447,434)     $ (2,891,379)
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities
  Depreciation and amortization                                                 161,089           147,531
  Bad debt expense                                                               24,808            75,195
  Stock option discounts                                                         56,250                 -
  Debt issue costs                                                              259,780           544,041
  Common stock issued for services                                              536,989           518,155
  Common stock issued for compensation                                          234,431            69,938
  Common stock issued for settlements                                           211,080                 -
  Common stock issued for interest                                               13,883                 -
   Changes in certain assets and liabilities:
   (Increase) decrease in accounts receivable                                    15,587           231,277
   (Increase) decrease in inventory                                               (358)           (10,088)
   Decrease in other assets                                                     124,589            23,489
   Increase in accounts payable and accrued expenses                            916,220           384,583
   Increase (decrease) in legal settlement payable                                    -          (300,000)
   Increase (decrease) in billings in excess of costs on uncompleted
     contracts                                                                   20,605          (397,063)
                                                                           ------------      -------------
     Total cash used in operating activities                                   (872,481)       (1,604,321)
                                                                           ------------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                             (4,828)          (22,135)
  Purchase of intangibles                                                        (3,090)         (382,168)
                                                                           ------------      -------------
   Total cash used in investing activities                                       (7,918)         (404,303)
                                                                           ------------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                                      129,931           818,979
  Proceeds from stock option exercise                                                 -           319,166
  Proceeds from related party loans                                             354,000           627,078
  Repayments of related party loans                                           (120,000)                 -
  Prepaid offering and debt issue costs                                               -           (31,500)
  Collections of stock subscriptions                                            150,000                 -
  Repayment of capital leases payable                                          (28,338)           (15,611)
  Sale of convertible debentures                                                425,000           150,000
                                                                           ------------      -------------
   Total cash provided by financing activities                                  910,593         1,868,112
                                                                           ------------      -------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                             30,194          (140,512)

CASH AND CASH EQUIVALENTS - BEGINNING                                            55,349           195,861
                                                                           ------------      -------------
CASH AND CASH EQUIVALENTS - END                                            $     85,543      $     55,349
                                                                           ============      =============

CASH PAID DURING THE YEAR FOR:
  Interest expense                                                         $     13,872      $      7,590
                                                                           ============      =============
  Income taxes                                                             $          -      $          -
                                                                           ============      =============


     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

FOR THE YEAR ENDED DECEMBER 31, 2001
------------------------------------

       a) iVoice issued 15,194,287 shares of its Class A Common Stock for services valued at $1,062,055. Of these shares, iVoice has registered for resale with the U.S. Securities and Exchange Commission, 10,600,000 shares during the year ended December 31, 2001.

       b) iVoice issued 2,183,834 restricted shares of its Class A Common Stock as compensation to Company employees valued at $234,431.

       c) iVoice issued 828,000 registered shares and 850,000 restricted shares of its Class A Common Stock as payment for termination of the Swartz Financing Agreement valued at $154,830.

       d) iVoice issued 450,000 restricted shares of its Class A Common Stock to a holder of its 12% convertible debentures as settlement for failure to register shares under the registration rights agreement related to the 12% Convertible Debentures valued at $56,250.

       e) iVoice issued 328,951 restricted shares of its Class A Common Stock as repayment of amounts owed to related parties valued at $75,659.

       f)   iVoice issued  2,892,628  shares of its Class A Common Stock for the
            repayment  of  $142,200  in   principal   on  its  12%   Convertible
            Debentures.

       g) iVoice issued 6,936,576 shares of its Class A Common Stock for the repayment of $260,000 in principal on its 8% Convertible Debentures

       h) iVoice issued 317,526 shares of its Class A Common Stock for interest on its 8% and 12% Convertible Debentures valued at $13,883.

       i) iVoice issued $425,000 of its 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.



     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     YEARS ENDED DECEMBER 31, 2001 AND 2000

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES - CONTINUED


FOR THE YEAR ENDED DECEMBER 31, 2000
------------------------------------

       a) On February 10, 2000, iVoice converted a $4,500,000 legal settlement payable into 2,000,000 shares of its restricted Class A Common Stock.

       b) On January 10 and February 2, 2000, iVoice issued $100,000 and $50,000 respectively, of its 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and will be amortized over the life of the debt.

       c) During the year ended December 31, 2000, iVoice issued 848,718 shares of its restricted Class A Common Stock for services valued at $518,155.

       d) On April 24, 2000, iVoice issued 50,000 shares of its restricted Class A Common Stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc. ("ThirdCAI")

       e) During the year iVoice issued 80,000 shares of its restricted Class A Common Stock as compensation valued at $69,938.

       f) During the year iVoice purchased equipment under capital leases totaling $92,895.


     The accompanying notes are an integral part of the financial statement.

                                  iVOICE, INC.
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a)   Basis of Presentation
            ---------------------

       The accompanying financial statements include the accounts of iVoice, Inc. (the "Company" or "iVoice"), formerly known as Visual Telephone International, Inc. ("Visual") which was incorporated under the laws of Utah on December 2, 1995, subsequently changed to Delaware.

       Effective May 21, 1999, Visual and International Voice Technologies, Corp. ("IVT") entered into a merger agreement whereby iVoice was the surviving entity (see Note 2 for Reorganization). As a result, IVT's former stockholder obtained control of Visual. For accounting purposes, this acquisition has been treated as a re-capitalization of IVT.

       On August 24, 2001, iVoice amended its certificate of incorporation to change its name to iVoice, Inc. from iVoice.com, Inc.

       iVoice is publicly traded and is currently traded on the Over The Counter Bulletin Board ("OTCBB") under the symbol "IVOC".

       As reflected in the accompanying financial statements, iVoice had a loss and a negative cash flow from operations as well as a negative working capital as of December 31, 2001 and 2000. These matters raise substantial doubt about iVoice's ability to continue as a going concern.

       In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of iVoice, which in turn, is dependent upon iVoice's ability to continue to raise capital and/or generate positive cash flows from operations.

       To date, iVoice has funded its operations through the issuance of convertible debt, sales of its Class A Common Stock and loans from its principal stockholder, the proceeds of which are derived from sales of this principal stockholder's personal holdings of iVoice's Class A Common Stock. iVoice has incurred accumulated net losses totaling $12,430,869 through the year ended December 31, 2001, and had a cash balance of $85,543 as of that date. Considering expected cash requirements for the up coming year, there is substantial doubt as to iVoice's ability to continue operations.

       iVoice believes that its' condition resulted from the inherent risks associated with small technology companies. Such risks include, but are not limited to, the ability to: a) generate sales of its product at levels sufficient to cover its costs and provide a return for investors,
       b) attract additional capital in order to finance growth, c) further develop and successfully market commercial products and d) successfully compete with other technology companies having financial, production and marketing resources significantly greater than those of iVoice.

       The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event iVoice cannot continue in existence.

       Throughout the 2001 fiscal year, iVoice has reduced its operating budget to conserve its cash resources. These reductions include renegotiating the lease for its corporate headquarters, staff reductions through consolidation of job functions, consolidation of telecommunication contracts for voice and data service as well as careful analysis of other recurring monthly expense items.

       In an effort to reach profitability and become less dependent on its requirement to finance continuing operations, iVoice is working on increasing its revenue and profit margins through the establishment of its own dealer and reseller channel. Management believes that leveraging already existing equipment manufacturers reseller channels will provide an avenue to distribute software only, which produce greater profit margins as opposed to turnkey systems which involve purchasing and sub-assembly of hardware components. The recent introduction of an entirely TAPI (Telephone Application Program Interface) based Speech-enabled Auto Attendant and Name Dialer, allows integration into different PBX systems without the need for additional hardware devices. These integration changes should provide for greater appeal to telephony re-sellers allowing for more economical customer installations with no reduction in the prices iVoice charges for its own software.

       Furthermore, iVoice intends to add sales personnel in the upcoming fiscal year to increase its efforts in establishing relationships with original equipment manufacturers. Management considers good working relationships with manufacturers will assist in the promotion of iVoice products to the manufacturers authorized re-seller networks.

       In order to provide necessary working capital in the current fiscal year, iVoice will seek to raise cash through issuances of additional equity, and/or convertible debt arrangements. Management believes that appropriate funding will be generated and future product sales will result from its increased marketing efforts and that iVoice will continue operations through the next fiscal year; however, no assurance can be given that sales will be generated or that additional necessary funding will be raised.

       b)   Line of Business
            ----------------

       iVoice is a communication company primarily engaged in the development, manufacturing and marketing of voice recognition and computerized communication systems for small-to-medium sized businesses and corporate departments. The technology allows these businesses to communicate more effectively by integrating speech recognition into their traditional office telephone systems with voicemail, automated attendant and interactive voice response ("IVR") functions. IVR products allow information in PC databases to be accessed from a standard touch-tone telephone system. iVoice sells its products directly to business customers, through Dealer and Reseller channels as well as through OEM agreements with certain telecommunications and networking companies throughout the United States.

       c)   Use of Estimates
            ----------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

       d)   Revenue Recognition
            -------------------

       iVoice obtains its income primarily from the sale of its voice recognition and computer technology communication systems. Revenue for systems which require customization to meet a customer's specific needs or technical requirements, is recognized by the contract method of accounting, using percentage of completion. Progress toward completion is measured by costs incurred to date as a percentage of total estimated costs for each contract. Under the percentage of completion method, the liability "Billings in excess of costs and estimated earnings" represents billings in excess of revenues earned. The completed contract method is used for systems, which do not require customization or installation. iVoice recognizes revenue from support services at the time the service is performed or over the period of the contract for maintenance/support.

       e)   Advertising Costs
            -----------------

       Advertising costs are expensed as incurred and are included in selling expenses. For the years ended December 31, 2001 and 2000, advertising expense amounted to $42,006 and $88,881, respectively.

       f)   Cash and Cash Equivalents
            -------------------------

       iVoice considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

       g)   Concentration of Credit Risk
            ----------------------------

       iVoice places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year.

       h)   Inventory
            ---------

       Inventory, consisting primarily of system components such as computer components, voice cards, and monitors, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

       i)   Property and Equipment
            ----------------------

       Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

       j)   Software License Cost
            ---------------------

       Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems patented by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", and are being amortized using the straight-line method over a period of five years. As described later in Note 1, iVoice has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by iVoice and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortizated cost. No impairment loss was recognized as of December 31, 2001.

       k)   Income Taxes
            ------------

       Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

       l)   Financing Costs
            ---------------

       Financing costs consist primarily of professional fees and various commissions paid relating to the issuance of iVoice's convertible debentures. These costs are deferred and amortized over the term of the issues to which they relate.

       m)   Debt Issue Costs
            ----------------

       Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

       n)   Fair Value of Financial Instruments
            -----------------------------------

       The carrying value of cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued expenses and deferred revenue approximates fair value due to the relatively short maturity of these instruments.

       o)   Long-Lived Assets
            -----------------

       SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. iVoice has adopted this statement and determined that an impairment loss should not be recognized for applicable assets of continuing operations.

       p)   Earnings Per Share
            ------------------

       SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

       The computation of basic EPS is computed by dividing income available to common stockholders by the weighted average number of outstanding Common shares during the period. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The shares used in the computations are as follows:


                                                      As of December 31,
                                                -----------------------------
                                                   2001               2000
                                                -----------        ----------
            Basic and Diluted EPS               125,732,776        87,034,303
                                                ===========        ==========

       q)   Comprehensive Income
            --------------------

       SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2001 and 2000, iVoice has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

       r)   Recent Accounting Pronouncements
            --------------------------------

       SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management believes that there is no materially reportable segment information with respect to iVoice's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which iVoice holds assets and reports revenue.

       SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on iVoice's financial statements is not expected to be material as iVoice has not historically used derivative and hedge instruments.

       SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have not been previously issued. iVoice is currently assessing the impact of this pronouncement on its operating results and financial condition.

       Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. iVoice believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.

       SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. iVoice believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on financial condition or operating results.


NOTE 2 - CORPORATE REORGANIZATION AND MERGER

       On May 21, 1999, iVoice executed a Reorganization Agreement (the "Agreement") that provided that iVoice and International Voice
       Technologies, Corp. ("IVT") would be merged and iVoice would be the surviving entity. On May 25, 1999, a certificate of merger was filed with the State of Delaware. In connection with the merger transaction, the sole stockholder of IVT, received the following:

       i)   10,000,000 shares of iVoice's Class A Common Stock; and

       ii)  400,000 shares of iVoice's Class B Common Stock.

       In addition, the two controlling stockholders of Visual sold 300,000 shares of iVoice's Class B Common Stock to IVT's sole stockholder and concurrently canceled a total of 2,000,000 shares of their Class A Common Stock.

       A finder's fee of 2,000,000 shares was issued on August 30, 1999, in connection with the reorganization.

       The Agreement also provided that certain assets of iVoice would be transferred to Communications Research, Inc., ("CRI"), a wholly owned subsidiary of Visual, and that shares of CRI would be distributed pro rata to the Class A stockholders of iVoice before the issuance of the 10,000,000 shares to the sole stockholder of IVT. The stock of CRI was distributed at the rate of one share of CRI for four shares of iVoice's Class A Common Stock. On September 18, 2000, CRI filed a registration statement with the U.S. Securities and Exchange commission to provide for the distribution of its shares to former Visual stockholders.

       This merger transaction has been accounted for in the financial statements as a public shell merger. As a result of this transaction the former stockholders of IVT acquired or exercised control over a majority of the shares of Visual. Accordingly, the transaction has been treated for accounting purposes as a recapitalization of IVT and, therefore, these financial statements represent a continuation of the legal entity, IVT, not Visual, the legal survivor. Consequently, the comparative figures are those of iVoice.com, Inc. Because the historical financial statements are presented in this manner, proforma financial statements are not required.

       In accounting for this transaction:

       i) IVT is deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values;

       ii) Control of the net assets and business of Visual was acquired effective May 21, 1999 (the "Effective Date"). This transaction has been accounted for as a purchase of the assets and liabilities of Visual by IVT at the fair value of $138,000. The historical cost of the net assets acquired was $90,780. A summary of the assigned values of the net assets acquired is as follows:


       Cash and cash equivalents              $     191
       Property and equipment                   138,809
       Accrued expenses                         (1,000)
                                              ---------
       Net assets acquired                    $ 138,000
                                              =========

       On April 24, 2000, iVoice entered into an agreement and plan of reorganization with all the stockholders of ThirdCAI, another shell company that was a reporting company under the Securities Exchange Act of 1934. In this transaction, which took place by means of a short-form merger, with ThirdCAI's name being changed to iVoice, iVoice acquired all the issued and outstanding shares of ThirdCAI in exchange for $150,000, and a finder's fee paid to Corporate Architect, Inc., consisting of 50,000 shares of Class A voting Common Stock. The fee was negotiated between iVoice and ThirdCAI. The purpose of this transaction was to enable iVoice's business to be conducted by a reporting company, as pursuant to the "eligibility rule" adopted by the National Association of Securities Dealers, Inc., or "NASD," as only reporting companies may continue to have stock quoted on the OTC Bulletin Board.


NOTE 3 - PROPERTY AND EQUIPMENT

       Property and equipment is summarized as follows:

                                                  December 31,
                                            -------------------------
                                               2001           2000
                                            ----------      ---------
       Equipment                            $   59,524      $  56,196
       Leasehold improvements                   10,184          8,684
       Furniture and fixtures                  123,394        123,394
                                            ----------      ---------
                                               193,102        188,274
       Less:   Accumulated depreciation         86,517         47,353
                                            ----------      ---------
       Property and equipment, net          $  106,585      $ 140,921
                                            ==========      =========

       Depreciation expense for the years ended December 31, 2001 and 2000 was $39,164 and $29,517, respectively.


NOTE 4 - BILLINGS IN EXCESS OF COSTS AND ESTIMATED EARNINGS

       Billings in excess of costs and estimated earnings on uncompleted contracts as of December 31, 2001 and 2000 consists of the following:

                                                             December 31,
                                                     -------------------------
                                                        2001           2000
                                                     ----------     ----------

       Costs incurred on uncompleted contracts       $   56,385     $   91,745
       Estimated earnings                                53,763        117,488
                                                     -----------    -----------
                                                        110,148        209,233
       Less billings to date                            153,765        379,450
                                                     -----------    -----------
                                                     $  (43,617)    $ (170,237)
                                                     ===========    ===========


NOTE 5 - INCOME TAXES

       The components of the provision for income taxes are as follows:

                                                                 December 31,
                                                             -----------------
                                                              2001       2000
                                                             ------     ------
       Current Tax Expense
         U.S. Federal                                        $    -     $    -
         State and Local                                          -          -
                                                             ------     ------
         Total Current                                            -          -
                                                             ------     ------

       Deferred Tax Expense
         U.S. Federal                                             -          -
         State and Local                                          -          -
                                                             ------     ------
         Total Deferred                                           -          -
                                                             ------     ------
         Total Tax Provision from Continuing Operations      $    -     $    -
                                                             ======     ======

       The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

             Federal Income Tax Rate                         (34.0)%
             Deferred Tax Charge (Credit)                          -
             Effect on Valuation Allowance                     38.7%
             State Income Tax, Net of Federal Benefit         (4.1)%
                                                            --------
             Effective Income Tax Rate                          0.0%
                                                            ========

       As of December 31, 2001 and 2000, iVoice had net carryforward losses of approximately $6,900,000 and $3,500,000 that can be utilized to offset future taxable income through 2014. Utilization of these net carryforward losses is subject to the limitations of Internal Revenue Code Section
       382. Because of the current uncertainty of realizing the benefit of the tax carryforward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon iVoice's ability to generate taxable income during the carryforward period.

       Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of iVoice's deferred tax assets and liabilities are summarized as follows:

                                                      December 31
                                              -------------------------------
                                                   2001              2000
                                              -------------     -------------
       Net Operating Loss Carryforwards       $  2,630,000      $  1,190,000
       Less:  Valuation Allowance               (2,630,000)       (1,190,000)
                                              -------------     -------------
       Net Deferred Tax Assets                $          -      $          -
                                              =============     =============


       Net operating loss carryforwards expire starting in 2007 through 2016.


NOTE 6 - DUE TO RELATED PARTY

       During the period from June 2000 to date, Jerome R. Mahoney, President and Chief Executive Officer of iVoice has sold personal holdings of iVoice's Class A common shares and has loaned the proceeds of these sales to iVoice to fund its working capital requirements. iVoice has executed a promissory note and Security Agreement in favor of Mr. Mahoney.

       As of December 31, 2001, the outstanding loan balance including monies loaned from the proceeds of stock sales, unpaid compensation, income taxes incurred from the sale of stock unreimbursed expenses and interest on the unpaid balance at 9.5% totaled $1,746,610, of this amount, $940,191 is reflected in accrued expenses.

       Under the terms of the loan agreements, the note holder may elect prepayment of the principal and interest owed pursuant to this note by issuing Jerome Mahoney, or his assigns, one Class B common share of iVoice, Inc., no par value, for each dollar owed.


NOTE 7 - CONVERTIBLE DEBENTURES

       iVoice has previously issued two series of convertible debentures consisting of ten notes payable totaling $500,000 bearing interest at 12% per annum and payable on December 1, 2000 and fifteen notes payable totaling $425,000 bearing interest at 8% and maturing 5 years from the date of issue.

       The 12% debentures are convertible into shares of iVoice's Class A Common Stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of December 31, 2001, $305,200 in principal of the 12% debentures and $6,559 in accrued interest had been converted into 2,996,738 shares of iVoice's Class A Common Stock. Total outstanding principal balance of the 12% convertible debentures at December 31, 2001 was $194,800 plus accrued interest of $82,514.

       The 8% debentures are convertible into Class A common shares at the lesser of (i) 140% of the closing bid price for the Common Stock on the Closing Date, or (ii) 80% of the average of the three lowest closing bid for the 22 trading days immediately preceding the date of conversion. As of December 31, 2001, $260,000 in principal of the 8% debentures and $7,324 in accrued interest had been converted into 7,149,992 shares of iVoice's Class A Common Stock. Total outstanding principal balance of the 8% convertible debentures at December 31, 2001 was $165,000 plus accrued interest of $3,936.

       iVoice has been advised by the holders of the 12% debentures that iVoice has breached the following terms of the debentures: (a) Failure to register, on a timely basis, under the Securities Act of 1933, the shares issuable upon the conversion of the debentures, (b) Registering additional shares other than the shares issuable upon the conversion of the debentures, and (c) Failure to provide the debenture holders a perfected security interest in certain assets of iVoice pursuant to a Security Agreement that was part of the debenture documentation. iVoice has reached settlement terms with one previous holder of the 12% debentures regarding the interest and penalties demanded under default by this former holder whereby iVoice has issued 450,000 shares to this former holder in full settlement of their claim. iVoice has not accrued any amounts with respect to iVoice's default on the 12% debentures that may be due to the remaining holders. iVoice anticipates issuing additional shares to settle the debenture holders, claims arising from our default the amount of which is undeterminable at this time.


NOTE 8 - CAPITAL LEASE OBLIGATIONS

       During the year ended December 31, 2000, iVoice incurred two capital lease obligations totaling $92,895 in connection with the acquisition of computers and office furniture.

       The future minimum lease payments due under the capital leases at December 31, 2001 are follows:


       Lease payable for computer equipment, payable
       at $1,367 per month, including interest at 22.31%.
       Final payment is due June 2003.                         $  20,749

       Lease payable for furniture, payable at $2,151 per
       month, including interest at 20.79%. Final payment
       due April 2003.                                            28,197
                                                               ---------

       Present value of net minimum lease payments             $  48,946
                                                               =========

       The future minimum lease payments                       $  56,864
       Less amount representing interest                           7,918
                                                               ---------
       Present value of net minimum lease payments                48,946
       Less current portion                                       35,018
                                                               ---------

       Long term capital lease obligations                     $  13,928
                                                               =========


NOTE 9 - COMMITMENTS AND CONTINGENCIES

       a) In April 2000, iVoice entered into a two-year lease agreement for their office currently utilized as the corporate headquarters. Monthly lease payments total $11,000. On December 5, 2001, iVoice renegotiated this lease and reduced the space it occupies. The new lease has an eight-month term with monthly payments of $7,000. At December 31, 2001, iVoice was in arrears on rents due under the original lease for a total of $9,000. Under the renegotiated lease, this arrearage is being paid in monthly amounts of $2,000 along with amounts currently due.

       Rent expense under operating leases for the year ended December 31, 2001 and 2000 was $176,560 and $153,175, respectively.

       iVoice's future net minimum annual aggregate rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:

                          December 31,
                          ------------
                              2002               $ 65,000
                                                 ========

       b) On May 1, 1999, iVoice entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as iVoice's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, iVoice agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.

       c) In connection with the Reorganization Agreement, iVoice entered into a five-year consulting agreement with one of Visual's Directors (the "Director"). The agreement provided that the Director would receive a fee of $104,000. This agreement was terminated with the Director's resignation on May 16, 2000.

       d) On June 2, 1999, subsequently amended January 11, 2000, iVoice entered into a three-year employment agreement, expiring on May 31, 2002, with an employee. As compensation, such employee will receive a base salary of $80,000, 250,000 shares of iVoice's Class A Common Stock and options to purchase 140,000 shares of iVoice's Class A Common Stock. On August 23, 2001 this employee was terminated. All unvested options to purchase Company shares were subsequently canceled at the employee's termination date.

       e) iVoice's revenues for the year ending December 31, 2000 include $140,950 from Celpage, Inc. The amount of the contract dated February 9, 2000 totaled $288,175 for the installation of a 196-port Integrated Voice Response System at the customer's Guaynabo, Puerto Rico location. To date, iVoice has received $42,800 for the installation of 24-ports, which include all database development costs necessary for the entire installation. Celpage has refused to accept the remaining ports citing a shortfall in their projected subscriber base. Other assets of iVoice's balance sheet at December 31, 2001 reflects a receivable of $67,650 representing total amounts due under the contract related to this installation of $245,375 less deferred revenues of $147,225 and a reserve of $30,500. iVoice has made attempts to complete the remaining installation by offering incentives in the form of price reductions however, the customer has refused. iVoice has filed suit against PanAm Wireless, Inc., the parent company of Celpage, Inc., to attempt to recover the balance of the contract. PanAm Wireless, Inc. has subsequently filed a counterclaim against iVoice alleging iVoice's failure to supply PanAm with the required equipment and that the system did not provide the services as specified in the purchase order. iVoice denies PanAm's counterclaim allegations and intends to vigorously defend itself in this lawsuit.

       f) iVoice is currently involved with three lawsuits in which it is the defendant. Two of these suits were served by employment agencies for non-payment of placement fees in connection with the hiring of employees, one of which has been dismissed without prejudice by the presiding judge. iVoice believes that the amount of the claims will not have a material affect on the financial statements. The third is a claim by a sub-leasee and former subsidiary of iVoice with respect to certain property rights and expenses relating to the tenancy between iVoice and this sub-tenant. Management believes the suit will be dismissed, however, if not, the amount of the claim will not materially affect the financial statements.

       g) iVoice's assets are subject to a Security Agreement with the majority stockholder. See Note 6.


NOTE 10 - COMMON STOCK

       In August 2001, iVoice amended its Certificate of Incorporation to change the par value of its Class A Common Stock from $.01 to $.001 and to increase the number of shares iVoice is authorized to issue of its Class A Common Stock from 150,000,000 to 600,000,000 and its Class B Common Stock from 700,000 to 3,000,000. The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

       a)   Class A Common Stock
            --------------------

       Class A Common Stock  consists of the  following as of December 31, 2001:
       600,000,000 shares of authorized common stock with a par value of $.001, 154,123,517, shares were issued and outstanding.

       As of December 31, 2000, iVoice was authorized to issue 150,000,000 shares of Class A Common Stock with a $.01 par value, 103,969,715 shares were issued and outstanding.

       Class A Common Stock has voting rights of 1:1. Class A Common Stock has voting rights of 1 to 100 with respect to Class B Common Stock. Each holder of Class A Common Stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. iVoice has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. iVoice anticipates that any earnings generated from operations will be used to finance the growth objectives.

       For  the  year  ended  December  31,  2001,   iVoice  had  the  following
       transactions in its Class A Common Stock:

            1. iVoice issued 15,194,287 shares of its Class A Common Stock for services rendered valued at $1,062,055.

            2. iVoice issued 2,183,834 shares of its Class A Common Stock for compensation to Company employees valued at $234,431.

            3.   iVoice issued  1,172,000 shares of its Class A common to Swartz
                 Private  Equity,   LLC  under  the  terms  of  their  financing
                 agreement with Swartz for net proceeds of $129,931.

            4. iVoice issued 328,951 shares of its Class A Common Stock as repayment of loans to related parties for a total value of $75,659.

            5. iVoice issued 9,829,204 shares of Class A Common Stock for the conversion of $402,201 in debenture principal and 317,576 shares for $13,885 in accrued interest.

            6. iVoice issued 2,128,000 shares of its Class A Common Stock valued at $211,080 to settle disputes arising from financing agreements entered into by iVoice.

            7. iVoice issued 1,000,000 shares of its Class A Common Stock for conversion of 10,000 shares of Class B Common Stock.

            8. iVoice issued 18,000,000 shares of its Class A Common Stock for the exercise of a warrant issued to EMCO\Hanover Group, Inc. issued pursuant to a consulting agreement with them.

       b)   Class B Common Stock
            --------------------

       Class B Common Stock  consists of the  following as of December 31, 2001:
       3,000,000 shares of authorized common stock with no par value. As of December 31, 2001, 700,000 shares were issued; and 354,000 shares were outstanding with a total of 346,000 Class B shares converted into 34,600,000 Class A shares. Class B common stockholders are not entitled to receive dividends.

       As of December 31, 2000, iVoice was authorized to issue 700,000 shares of Class B Common Stock with no par value. As of December 31, 2000, 700,00 shares were issued; and 364,000 were outstanding.

       On April 24, 2000, iVoice amended its Articles of Incorporation to state that Class B Common Stock is convertible into its Class A Common Stock at a conversion rate of one share of Class B for one hundred shares of Class A Common Stock. The conversion ratio is in relation to the voting ratio.

       For  the  year  ended  December  31,  2001,   iVoice  had  the  following
       transactions in its Class B Common Stock:

       On November 11, 2001, 10,000 shares of Class B Common Stock were converted into 1,000,000 shares of Class A Common Stock.

       c)   Preferred Stock
            ---------------

       Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2001, no shares were issued or outstanding. As of December 31, 2000, iVoice was not authorized to issue preferred shares.


NOTE 11 - STOCK OPTIONS

       During 2001, iVoice issued various options as follows:

       a) iVoice issued to its employees, options to purchase 1,655,000 shares of iVoice Class A Common Stock at an average price of $.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

       b) Warrants to purchase 404,510 shares of iVoice Class A Common Stock with an average exercise price of $.1220, to Swartz Private Equity, LLC as drawdown fees under the financing agreement with them. The warrants expire five years from the date of issue.

       c) Warrants to purchase a total of 343,750 shares of iVoice Class A Common Stock with an exercise price of $.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of iVoice's 8% convertible debentures, pursuant to a subscription agreement with them. The warrants expire five years from the date of issue.

       d) Warrants to purchase 18,000,000 shares of iVoice Class A Common Stock with an exercise price of $.055 to the EMCO\Hanover Group, Inc. pursuant to a consulting agreement with them. The warrants were exercised and are reflected as a subscription receivable. See Note 10 regarding shares issued for exercise of this warrant.

       e) On November 15, 2001, iVoice issued warrants to purchase a total of 250,000 shares of iVoice Class A Common Stock at $.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of iVoice's 8% convertible debentures pursuant to an subscription agreement with them. The warrants are exercisable at any time prior to their five (5) year expiration and carry a cash or cashless exercise at the option of the holders.

       During 2000, iVoice issued various options as follows:

       a) On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, iVoice issued a warrant to purchase 5,490,000 shares of Class A Common Stock at $.484 per share The warrant expires in five years on August 16, 2005 and contains strike price reset provisions.

       Options outstanding, except options under employee stock option plan, are as follows as of December 31, 2001:

                                          Exercise
            Expiration Date                Price       Shares
            ---------------------------   --------    ---------

            December 22, 2003              .1000         10,000
            January 5, 2004                .1200         10,000
            January 21, 2004               .1177         10,000
            February 5, 2004               .1430         10,000
            March 17, 2004                 .0869         15,000
            April 6, 2004                  .0583         15,000
            August 17, 2005                .1406      5,490,000
            January 9, 2006                .1045        200,000
            February 27, 2006              .1406         87,310
            February 28, 2006              .1458         78,000
            March 13, 2006                 .1221         39,200
            April 30, 2006                 .1323        343,750
            November 14, 2006              .0470        250,000
                                                        -------

                                                      6,558,260
                                                      =========

       Employee Stock Option Plan
       --------------------------

       During the year ended December 31, 1999, iVoice adopted the Employee Stock Option Plan (the "Plan") in order to attract and retain qualified personnel. Under the Plan, the Board of Directors (the "Board"), in its discretion may grant stock options (either incentive or non-qualified stock options) to officers and employees to purchase iVoice's common stock at no less than 85% of the market price on the date the option is granted. Options generally vest over four years and have a maximum term of five years. During 1999, 20,000,000 shares were reserved for future issuance under the plan. As of December 31, 2001, 11,559,000 options to purchase shares were granted. A total of 9,000,000 of these granted options were exercised. A total of 1,946,083 options to purchase Class A common shares were outstanding and held by company employees. The exercise prices range from $0.06 to $3.75 per share. All options issued to employees vest at 25% per year and expire in 5 years.

       As of December 31, 2000, employee stock options exercised are as follows:

            Optionee         Exercised        # Shares         Price
            --------         ---------        --------         -----
            Joel Beagleman   03/20/00         9,000,000        0.033

       iVoice has adopted only the disclosure provisions of SFAS No. 123. It applies Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and its related interpretations in accounting for its plan. It does not recognize compensation expense for its stock-based compensation plan other than for restricted stock and options/warrants issued to outside third parties. If iVoice had elected to recognize compensation expense based upon the fair value at the grant date for awards under its plan consistent with the methodology prescribed by SFAS No. 123, iVoice's net loss and loss per share would be increased to the proforma amounts indicated below:

                                                 For The Year Ended,
                                                    December 31,
                                             ------------------------------
                                                 2001              2000
                                             ------------      ------------
       Net Loss
         As Reported                         $(3,447,434)      $(2,891,379)
                                             ============      ============
         Proforma                            $(3,848,540)      $(3,296,417)
                                             ============      ============

       Basic Loss Per Share
         As Reported                         $      (.03)      $      (.03)
                                             ============      ============
         Proforma                            $      (.03)      $      (.04)
                                             ============      ============

       The fair value of these options were estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the years ended December 31, 2001 and 2000: dividend yield of 0%; expected volatility of 320%; risk-free interest rates of 5.50% and 5.56% respectively; and expected life of 4.05 and 4.1 years, respectively.

       The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because iVoice's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

       The following summarizes the stock option and warrant transactions:


                                                Employee      Weighted        Other        Weighted
                                                 Stock        Average      Options and     Average
                                                Options       Exercise      Warrants       Exercise
                                              Outstanding      Price                        Price
                                              ------------    --------    -----------     ---------
Balance, January 1, 2000                         9,510,000     $  .033        665,185     $  0.120
  Granted                                          544,000     $  .806      5,490,000     $  0.484
  Exercised                                    (9,000,000)     $  .033       (195,185)    $  0.104
  Canceled                                       (290,000)     $  .191              -     $  0.110
                                               -----------     -------    ------------    --------

Balance, December 31, 2000                         764,000     $  .670      5,960,000     $  0.456
  Granted                                        1,795,000     $  .078     18,998,260     $  0.058
  Exercised                                              -     $  .000    (18,000,000)    $  0.040
  Canceled                                       (612,917)     $  .246       (400,000)    $  1.328
                                               -----------     -------    ------------    --------

Balance, December 31, 2001                       1,946,083     $  .257      6,558,260     $  0.135
                                               ===========     =======    ============    ========

Outstanding  and  Exercisable,  December 31,
  2000                                              66,620     $  .333      5,960,000     $  0.456
                                               ===========     =======    ============    ========

Outstanding  and  Exercisable,  December 31,
  2001                                             265,583     $  .587      6,558,260     $  0.135
                                               ===========     =======    ============    ========


       The weighted average remaining contractual lives of the employee stock options is 4.05 years at December 31, 2001.


NOTE 12 -      SUBSEQUENT EVENTS

       a)

            On February 14, 2002, through mutual agreement, iVoice cancelled its subscription agreement for the purchase of $300,000 of iVoice's 8% convertible debentures with Beacon Capital, LLC. As compensation, iVoice issued to Beacon, 2,000,000 restricted shares of its Class A Common Stock.

       b) On February 14, 2002, iVoice received a notice of conversion of $93,085 in interest from the holders of its 12% convertible debentures. In accordance with the debenture agreements, iVoice issued 4,279,750 of its Class A Common Stock for the conversion of the interest.

WE HAVE NOT  AUTHORIZED  ANY DEALER,  SALESPERSON OR
OTHER PERSON TO PROVIDE ANY  INFORMATION OR MAKE ANY
REPRESENTATIONS   ABOUT  IVOICE,   INC.  EXCEPT  THE
INFORMATION  OR  REPRESENTATIONS  CONTAINED  IN THIS
PROSPECTUS.  YOU SHOULD  NOT RELY ON ANY  ADDITIONAL
INFORMATION OR REPRESENTATIONS IF MADE.

               -----------------------

This  prospectus  does  not  constitute  an offer to                                  -------------
sell,  or a  solicitation  of an  offer  to buy  any                                   PROSPECTUS
securities:                                                                           -------------

   [ ] except  the  common  stock  offered  by  this
       prospectus;
                                                                         5,000,000,000 SHARES OF COMMON STOCK
   [ ] in any  jurisdiction  in which  the  offer or
       solicitation is not authorized;

   [ ] in any jurisdiction where the dealer or other                                 iVOICE, INC.
       salesperson  is not  qualified  to  make  the
       offer or solicitation;

   [ ] to any person to whom it is  unlawful to make
       the offer or solicitation; or                                                             2003
                                                                                 ------------ ---,
   [ ] to any  person  who is  not a  United  States
       resident or who is outside  the  jurisdiction
       of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

   [ ] there have been no changes in the  affairs of
       iVoice,   Inc.   after   the   date  of  this
       prospectus; or

   [ ] the information contained in this prospectus is correct after the date of this prospectus.

               -----------------------

Until   __________,   2003,  all  dealers  effecting
transactions in the registered  securities,  whether
or not  participating in this  distribution,  may be
required  to  deliver  a  prospectus.   This  is  in
addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       iVoice's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of iVoice. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. iVoice will pay all expenses in connection with this offering.

       Securities and Exchange Commission Registration Fee       $     506
       Printing and Engraving Expenses                           $   1,500
       Accounting Fees and Expenses                              $   1,000
       Legal Fees and Expenses                                   $  10,000
       Miscellaneous                                             $   1,994
                                                                 ---------

       TOTAL                                                     $  15,000
                                                                 =========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

       YEAR ENDED DECEMBER 31, 2002. iVoice issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

       In August and November 2002, iVoice borrowed a total of $470,000 from Cornell Capital partners, which amounts are evidenced by two promissory notes. One note was issued in August 2002 in the principal amount of $250,000. This note is due 120 days after issuance. This note bears interest at 8% per year if not paid by the maturity date. The second note was issued in November 2002 in the principal amount of $220,000. This note is due 150 days after issuance. This note bears interest at 12% per year if not paid by the maturity date. As of January 15, 2003, iVoice owed Cornell Capital Partners an aggregate of $179,671 under these two promissory notes. The proceeds under these notes represent advances under the Equity Line of Credit that will be repaid through the issuance of Class A common stock pursuant the terms of the Equity Line of Credit agreement.

       iVoice issued 10,000 shares of its Class A common stock for partial payment of leasehold improvements valued at $540.

       iVoice issued 2,250,000 shares of Class A common stock for legal services valued at $45,000.

       iVoice issued 505,921 shares of Class A common stock for the conversion of $15,000 in debenture principal and 84,766 shares for $2,594 in accrued interest on its 8% Convertible Debentures.

       iVoice issued 7,229,230 shares of Class A common stock for the conversion of $64,000 in debenture principal and 4,279,750 shares of Class A Common Stock for the conversion of $93,085 in accrued interest on its outstanding 12% Convertible Debentures.

       iVoice issued 6,200,000 shares of its Class A common stock for fees and services associated with the financing iVoice issued 19,464,744 shares of its Class A common stock for the conversion of $71,483 in debenture principal on its 5% Convertible Debentures.

       iVoice issued 36,675,000 shares for repayment of $93,453 in principal on a $250,000 note payable issued for an advance on the equity line financing with Cornell Capital Partners, LP.

       During the nine months ending September 30, 2002, we issued the following options and warrants:

       o On August 23, 2002, iVoice issued, to an employee, an option to purchase 5,000,000 shares of iVoice Class A common stock at a price of $.009 per share. The options vest at 25% per year and have a five-year expiration from date of issue.

       In June 2002, iVoice issued 5,500,000 shares of Class A common stock to Cornell Capital Partners, L.P., 500,000 shares of Class A common stock to Westrock Advisors and 200,000 shares of Class A common stock to Seth A Farbman, all in connection with the Equity Line of Credit. These shares were valued at $110,000, $10,000 and $4,000, respectively.

       In May 2002, iVoice issued 2,250,000 shares of Class A common stock to Lawrence A. Muenz for legal services rendered. These legal services were valued at $45,000.

       In April and May 2002, iVoice issued 2,741,331 shares of Class A common stock for the conversion of $29,823.64 of convertible debentures.

       In February 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $5.0 million. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Line of Credit. In addition, iVoice engaged Westrock Advisors, Inc., a registered broker-dealer, to advise it in connection with the Equity Line of Credit. For its services, Westrock Advisors received 500,000 shares of iVoice's Class A common stock. The issuance of these shares is conditioned upon iVoice registering these shares with the Securities and Exchange Commission.

       In June 2002, iVoice raised $255,000 from the sale of convertible debentures. These debentures are convertible into shares of Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the common stock as of the closing date or
(b) an amount equal to eighty percent (80%) of the average closing bid price of the common stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years. All amounts outstanding under these convertible debentures have been redeemed. iVoice issued 129,645,133 shares of Class A common stock upon conversion of $189,725, the outstanding balance due under the debentures.

       YEAR ENDED  DECEMBER  31,  2001.  In the year ending  December  31, 2001,
iVoice  issued  the  following  unregistered   securities  pursuant  to  various
exemptions from registration under the Securities Act of 1933:

       We issued 15,194,287 shares of Class A common stock for services valued at $918,905.

       We issued 9,829,204 shares of Class A common stock for the conversion of $402,201 in debenture principal and 317,576 shares of Class A common stock for $13,885 in accrued interest.

       We issued 2,128,000 shares of Class A common stock valued at $211,080 to settle disputes arising from financing agreements.

       We issued 1,172,000 shares of Class A common stock to Swartz Private Equity, LLC under the terms of a financing agreement for net proceeds of $129,931.

       We issued $425,000 of 8% Convertible Debentures exercisable at an 80% conversion price. The 20% conversion discount totaling $106,250 was recorded as interest expense.

       We issued 2,183,834 shares of our Class A common stock at various times during the year as compensation to employees valued at $234,432.

       On January 30, 2001, we issued 328,951 shares of our Class A common stock as repayment of amounts owed to related parties valued at $75,659.

       On November 20, 2001, we issued 1,000,000 shares of our Class A common stock for the conversion of 10,000 shares of our Class B common stock.

       During 2001, we issued the following options and warrants:

       o Options to purchase 1,655,000 shares of Class A common stock to employees at an average price of $0.076 per share. Of these options, 255,000 were cancelled due to employee terminations in 2001. The remaining options vest at 25% per year and have a five-year expiration from date of issue.

       o Warrants to purchase 404,510 shares of Class A common stock with an average exercise price of $0.1220, to Swartz Private Equity, LLC as draw-down fees under a financing agreement. The warrants expire five years from the date of issue.

       o Warrants to purchase a total of 343,750 shares of Class A common stock with an exercise price of $0.1323 to Owen May and Michael Jacobs of the May Davis Group as a fee for the placement of 8% convertible debentures, pursuant to a subscription agreement. The warrants expire five years from the date of issue.

       o Warrants to purchase 18,000,000 shares of Class A common stock with an exercise price of $0.055 to the EMCOGroup, Inc. pursuant to a consulting agreement with them. We issued 18,000,000 shares of Class A common stock for the exercise of this warrant.

       o Warrants to purchase a total of 250,000 shares of Class A common stock at $0.047 per share to Beacon Capital LLC in consideration for the placement of $150,000 of 8% convertible debentures pursuant to an subscription agreement. The warrants are exercisable at any time prior to their five year expiration and carry a cash or cashless exercise at the option of the holders.

       YEAR ENDED DECEMBER 31, 2000. On February 10, 2000, iVoice settled a $4,500,000 lawsuit by issuing 2,000,000 shares of Class A common stock. These shares were valued at $300,000 on the date of issuance.

       On January 10 and February 2, 2000, we issued $100,000 and $50,000, respectively, of 12% Convertible Debentures exercisable at a 50% conversion price. The 50% conversion discount totaling $150,000 was recorded as a prepaid debt issue cost and was amortized over the life of the debt. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

       During the year ended December 31, 2000, iVoice issued 848,718 shares of Class A common stock for services valued at $518,155.

       On April 24, 2000, iVoice issued 50,000 shares of Class A common stock to Corporate Architects, Inc. with a value of $46,875 as a referral fee for the purchase of ThirdCAI, Inc.

       During the year ended December 31, 2000, iVoice issued 80,000 shares of Class A common stock as compensation to employees valued at $69,938.

       During the year ended December 31, 2000, iVoice issued 9,000,000 shares of Class A common stock upon the exercise of options at $0.033 per share for a total of $297,000.

       During the year ended December 31, 2000, iVoice issued 33,600,000 shares of Class A common stock for the conversion of 336,000 shares of Class B common stock.

       During the year ended December 31, 2000, iVoice issued 1,007,287 shares of Class A common stock for the conversion of $163,000 in principal on its outstanding 12% convertible debentures.

       During the year ended December 31, 2000, iVoice issued 1,240,047 shares of Class A common stock for cash totaling $746,000.

       On August 17, 2000, in connection with a financing agreement with Swartz Private Equity, LLC, we issued a warrant to purchase 5,490,000 shares of Class A common stock at $0.484 per share. The warrant expires on August 16, 2005 and contains strike price reset provisions.

       TRANSACTIONS FROM MAY 21, 1999 (THE DATE OF THE MERGER). On May 21, 1999, International Voice Technologies, Corp., a Delaware corporation, merged with and into the predecessor of iVoice, Visual Telephone International, Inc., with Visual Telephone surviving. Simultaneous with the merger, Visual Telephone changed its name to iVoice.com, Inc. and later to iVoice, Inc. In connection with the merger, iVoice issued 36,932,364 shares of Class A common stock to the shareholders of International Voice Technologies. On the date of issuance, these shares were valued at $138,000.

       In consideration for the merger with International Voice Technologies, Jerome R. Mahoney, the sole stockholder of International Voice Technologies, received 10,000,000 shares of Class A common stock and 700,000 shares of Class B common stock. In addition, the two controlling stockholders of Visual Telephone sold 300,000 shares of Class B common stock to Mr. Mahoney and concurrently canceled a total of 2,000,000 shares of their Class A common stock. The consulting firm of Toby Investments received 2,000,000 shares of common stock for consulting services on the transaction. The agreement also provided that certain of the assets of Visual Telephone would be transferred to Visual Telephone's wholly owned subsidiary, CRI. The merger was accounted for in its financial statements as a public shell merger. In a public shell merger the stockholders of the operating company, in this case International Voice Technologies, become the majority owners of the shell company, in this case Visual Telephone, and the stockholders of Visual Telephone, the public shell company, become minority stockholders in International Voice Technologies, the operating company.

       On May 22, 1999, iVoice issued 400,000 shares of Class A common stock to Lawrence A. Muenz for legal services. These shares were valued at $32,000 on the date of issuance.

       On May 22, 1999, iVoice issued 10,000 shares of Class A common stock to Ron Vance for consulting services. These shares were valued at $800 on the date of issuance.

       On June 15, 1999, iVoice issued 3,200,000 shares of Class A common stock to Suraj Tschand for the purchase of software codes. These shares were valued at $544,000 on the date of issuance.

       On June 22, 1999, iVoice issued 418,799 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $87,949 on the date of issuance.

       On July 12, 1999, iVoice issued 445,655 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $93,589 on the date of issuance.

       On August 16, 1999, iVoice issued 116,845 shares of Class A common stock to DOTCOM Funding for cash. These shares were valued at $59,591 on the date of issuance.

       On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to John Mahoney for services. These shares were valued at $7,000 on the date of issuance. John Mahoney is the father of Jerry Mahoney, iVoice's President, Chief Executive Officer and sole director.

       On August 27, 1999, iVoice issued 50,000 shares of Class A common stock to Daniel Timpone for services. These shares were valued at $7,000 on the date of issuance.

       On August 31, 1999, iVoice issued 100,000 shares of Class A common stock to RFG, Inc. for services. These shares were valued at $14,000 on the date of issuance.

       In October 1999, iVoice issued 12% debentures that were convertible into shares of iVoice's Class A common stock at the option of the holder by dividing the outstanding principal and interest by the conversion price which shall equal 50% of the average bid price during the 20 trading days before the conversion date. As of June 30, 2002, $345,200 in principal of the 12% debentures and

$99,644 in accrued interest had been converted into 10,017,819 shares of iVoice's Class A common stock. Total outstanding principal balance of the 12% convertible debentures at June 30, 2002 was $154,800, plus accrued interest of $13,460. Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of iVoice's convertible debentures. In previous years, these costs were amortized and charged to interest expense over the life of the debt. During the year ended December 31, 2001, iVoice charged to expense the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with EITF Issue 98-5. The switch to this method of accounting did not have a material affect on iVoice's financial statements.

       On November 1, 1999, iVoice issued 250,000 shares of Class A common stock to Leo Pudlo as employee compensation. These shares were valued at $87,500 on the date of issuance.

       On November 23, 1999, iVoice issued 20,000 shares of Class A common stock to Jason Christman for services. These shares were valued at $2,800 on the date of issuance.

       On November 23, 1999, iVoice issued 100,000 shares of Class A common stock to Merle Katz upon the exercise of options. These shares were valued at $14,000 on the date of issuance.

       We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. iVoice made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by iVoice, after approval by our legal counsel. iVoice believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. iVoice also believes that the investors had access to the same type of information as would be contained in a registration statement.

ITEM 27.  EXHIBITS

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

3.1 Certificate of incorporation of Del Enterprises, Inc., filed October 20, 1989 (incorporated herein by reference to Exhibit 3.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.2 Certificate of amendment to the certificate of incorporation of Del Enterprises, Inc., filed March 14, 2000 (incorporated herein by reference to Exhibit 3.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.3 Certificate of merger of International Voice Technologies, Inc. into Visual Telephone International, Inc., filed May 21, 1999 (incorporated herein by reference to Exhibit 3.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.4 Certificate of amendment to the certificate of incorporation of iVoice.com, Inc., filed April 27, 2000 (incorporated herein by reference to Exhibit 3.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

3.5 Certificate of amendment to the certificate of incorporation of iVoice.com, Inc., filed August 24, 2001 (incorporated herein by reference to Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

3.6         Bylaws of Del Enterprises,  Inc (incorporated herein by reference to
            Exhibit 3.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.1 Debenture No issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

4.2 Debenture No. 2 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.3 Debenture No. 3 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.4 Debenture No. 4 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.5 Debenture No. 5 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to Bank Insinger de Beaufort, N.V. on October 29, 1999 (incorporated herein by reference to Exhibit 4.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.6 Debenture No. 6 issued by iVoice.com, Inc. for $100,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.6 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.7 Debenture No. 7 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.7 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.8 Debenture No. 8 issued by iVoice.com, Inc. for $50,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC on October 29, 1999 (incorporated herein by reference to Exhibit
            4.8 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.9 Debenture No. 9 issued by iVoice.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to New Millenium Capital Partners II, LLC on October 29, 1999 (incorporated herein by reference to Exhibit 4.9 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.10 Debenture No. 10 issued by iVoice.com, Inc. for $25,000 in 12% Secured Convertible Debenture Due December 1, 2000 to AJW Partners, LLC, on October 29, 1999 (incorporated herein by reference to Exhibit 4.10 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

4.11 Form 8% Convertible Debentures issued by iVoice.com, Inc. for $150,000 due April 30, 2006 to the purchasers thereof on April 30, 2001(incorporated herein by reference to Exhibit 4.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.12 Form 8% Convertible Debentures issued by iVoice.com, Inc. to certain purchasers thereof for an aggregate of $125,000 (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

4.13 Form 8% Convertible Debentures to be issued by iVoice.com, Inc. to Beacon Capital, LLC in the amount of $150,000. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

5.1*        Opinion re: Legality

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

10.1 iVoice.com, Inc. 1999 Option Stock Plan (incorporated herein by reference to Exhibit 10.1 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.2        Investment agreement dated August 17, 2000, between iVoice.com, Inc.
            and Swartz Private Equity, LLC with exhibits (incorporated herein by reference to Exhibit 10.2 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.3 Registration rights agreement dated August 17, 2000, between iVoice.com, Inc. and Swartz Private Equity, LLC (incorporated herein by reference to Exhibit 10.3 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.4 Registration rights agreement by and among iVoice.com, Inc. and the investors' signatories thereto dated as of October 28, 1999 (incorporated herein by reference to Exhibit 10.4 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.5 Warrant to purchase 5,490,000 shares of iVoice.com, Inc. issued to Swartz Private Equity, LLC, dated August 17, 2000 (incorporated herein by reference to Exhibit 10.5 of the registration statement on Form SB-2, filed with the SEC on November 17, 2000).

10.6 Subscription agreement between iVoice.com, Inc. and Beacon Capital, LLC, November 20, 2001, for the purchase of an aggregate of $150,000 of 8% Convertible Debentures. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.7 Registration rights agreement between iVoice.com, Inc. and Beacon Capital, LLC, dated as of November 20, 2001. (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.8 Form of warrant to purchase 250,000 shares of iVoice.com, Inc. to be issued to Beacon Capital, LLC (incorporated herein by reference to Exhibit 4.12 of the registration statement on Form SB-2, filed with the SEC on December 21, 2001).

10.9 Subscription agreement between iVoice.com, Inc. and the purchaser signatories thereof, dated April 30, 2001, for the purchase of an aggregate of $275,000 of 8% Convertible Debentures due April 30, 2001 (incorporated herein by reference to Exhibit 10.9 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.10 Registration rights agreement by and among iVoice.com, Inc. and the investor signatories thereto dated as of April 30, 2001 (incorporated herein by reference to Exhibit 10.10 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.11 Warrant to purchase 171,875 shares of iVoice.com, Inc. issued to Michael Jacobs of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.11 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.12       Warrant to purchase  171,875  shares of iVoice.com,  Inc.  issued to
            Owen May of The May Davis Group, Inc., dated April 30, 2001 (incorporated herein by reference to Exhibit 10.12 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.13 Consulting agreement entered into on March 15, 2001 by and between iVoice.com, Inc. and Finnigan USA (incorporated herein by reference to Exhibit 10.13 of the registration statement on Form SB-2, filed with the SEC on September 7, 2001).

10.14 Real Property Lease Agreement dated December 5, 2001 between iVoice.com, Inc. and B&R Holding Company (incorporated herein by reference to Exhibit 10.14 to the Form 10-KSB for the year ended December 31, 2001 filed with the SEC on March 27, 2002).

--------------------------------------------------------------------------------
NO.         DESCRIPTION
-------     --------------------------------------------------------------------

10.15* Equity Line of Credit Agreement dated as of February 11, 2003 between iVoice, Inc. and Cornell Capital Partners, L.P.

10.16* Registration Rights Agreement dated as of February 11, 2003 between iVoice, Inc. and Cornell Capital Partners, L.P.

10.17* Escrow Agreement dated as of February 11, 2003 among iVoice, Inc., Cornell Capital Partners, L.P., Butler Gonzalez LLP and Wachovia, N.A.

10.18* Placement Agent Agreement dated February 11, 2003 between iVoice, Inc. and Westrock Advisors, Inc.

10.19 Securities Purchase Agreement dated June 2002 between iVoice, Inc. and the buyers identified therein (incorporated herein by reference to Exhibit 10.19 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.20 Registration Rights Agreement dated June 2002 between iVoice, Inc. and the buyers identified therein (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.21 Form of Debenture (incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.22 Escrow Agreement dated June 2002 between iVoice, Inc., the buyers identified therein and Wachovia, N.A. (incorporated herein by reference to Exhibit 10.22 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.23 Transfer Agent Instructions dated June 2002 between iVoice, Inc., Cornell Capital Partners, L.P. and Fidelity Transfer Co.
            (incorporated herein by reference to Exhibit 10.23 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.24 Letter Agreement dated June 28, 2002 (incorporated herein by reference to Exhibit 10.24 to the Registration Statement on Form SB-2 filed on July 2, 2002).

10.25 Promissory Note dated as of August 16, 2002 given by iVoice, Inc. to Cornell Capital Partners, L.P. (incorporated by reference to Exhibit
            10.25 to the Registration Statement on Form SB-2 filed on January 24, 2003).

10.26 Promissory Note dated as of November 27, 2002 given by iVoice, Inc. to Cornell Capital Partners, L.P. (incorporated by reference to
            Exhibit 10.26 to the Registration Statement on Form SB-2 filed on January 24, 2003).

10.27 Letter Agreement dated January 24, 2003 between iVoice, Inc. and Mr. Jerome Mahoney (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form SB-2 filed on January 24, 2003).

23.1*       Consent of Mendlowitz Weitsen LLP.

23.2        Consent of Kirkpatrick & Lockhart LLP  (incorporated by reference to
            Exhibit 5.1).

-----------------

*      Filed herewith.

ITEM 28.  UNDERTAKINGS

       The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

       Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on February 11, 2003.

                                               IVOICE, INC.

                                               By: /s/ Jerome R. Mahoney
                                                  ------------------------------
                                               Name:  Jerome R. Mahoney
                                               Title: President, Chief Executive
                                                         Officer and Director


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        TITLE                            DATE
---------                        -----                            ----

/s/ Jerome R. Mahoney
------------------------  President (Principal Executive       February 11, 2003
Jerome R. Mahoney         Officer), Chief Executive Officer
                          and Director


/s/ Kevin Whalen
------------------------  Chief Financial Officer              February 11, 2003
Kevin Whalen              (Principal Accounting Officer and
                          Controller)